OFFER TO PURCHASE
AND CONSENT SOLICITATION STATEMENT

                                  $100,000,000

                              Integon Corporation
            Offer to Purchase for Cash and Solicitation of Consents
                            ------------------------

     Integon Corporation, a Delaware corporation ("the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (the "Offer to Purchase") and in the accompanying Consent and Letter of Transmittal (the "Letter of Transmittal") to purchase for cash any and all of the outstanding 10 3/4% Capital Securities, Series B (the "Capital Securities") of Integon Capital I, a Delaware business trust (the "Trust"), for the consideration described below. This offer to purchase, together with the Consent Solicitation (as defined herein), is referred to as the "Tender Offer." All Capital Securities tendered in the Tender Offer and not properly withdrawn will be purchased upon the terms and subject to the conditions of the Tender Offer. The current aggregate liquidation amount of Capital Securities outstanding and held by persons other than the Company is $100,000,000.
     The Total Consideration for each $1,000 liquidation amount of Capital Securities tendered and accepted for payment pursuant to the Tender Offer shall be $1,347.33 which includes Accumulated Distributions (as defined below), up to, but not including, the Settlement Date (as defined herein). The Tender Offer Consideration for each $1,000 liquidation amount of Capital Securities tendered and accepted for payment pursuant to the Tender Offer shall be an amount equal to the Total Consideration minus the Consent Payment (as defined below).

THE TENDER OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 10, 1997, UNLESS EXTENDED OR EARLIER TERMINATED (AS MAY BE EXTENDED, THE "EXPIRATION TIME"). THE CONSENT DATE IS TUESDAY, NOVEMBER 25, 1997 OR SUCH LATER DATE AS DESCRIBED BELOW. THE RECORD DATE IS NOVEMBER 14, 1997.

     Holders (as defined below) must tender their Capital Securities prior to the Expiration Time in order to receive the Tender Offer Consideration. Holders must tender their Capital Securities and provide their Consents to the Proposed Amendments prior to 5:00 p.m., New York City time (the "Consent Time"), on the Consent Date in order to receive the Consent Payment.

     As indicated above, the Consent Date is Tuesday, November 25, 1997, if on such date the Company has received duly executed and unrevoked Consents to the Proposed Amendments from Holders representing a majority in liquidation amount of Capital Securities then outstanding (the "Minimum Consent"), or such later date that the Company shall have first received the Minimum Consent as provided herein. Only Holders of Capital Securities on the Record Date will be entitled to deliver Consents to the Proposed Amendments. The Capital Securities tendered in the Tender Offer may be withdrawn at any time prior to the Expiration Time. Thereafter, such tenders are irrevocable except that they may be withdrawn after January 9, 1998, unless previously accepted for payment. Consents may be revoked at any time prior to the Consent Time so long as any Capital Securities tendered therewith are concurrently withdrawn.

                                                          (cover page continues)
                            ------------------------

     Any questions or requests for assistance may be directed to Morgan Stanley & Co. Incorporated, which is acting as Dealer Manager for the Tender Offer and as Solicitation Agent for the Consent Solicitation ("Morgan Stanley" or the "Dealer Manager"). Requests for copies of the Tender Offer materials should be directed to D.F. King & Co., Inc. (the "Information Agent") at the telephone number set forth on the back cover of this Offer to Purchase. None of the Company, the Company's Board of Directors, the Trust, the Trustees (as defined below), the Administrators (as defined below), the Dealer Manager, the Information Agent or the Depositary (as defined below) makes any recommendation as to whether or not Holders should tender any or all of their Capital Securities and provide Consents to the Proposed Amendments.
                            ------------------------

   The Dealer Manager for the Tender Offer and the Solicitation Agent for the
                            Consent Solicitation is
                           MORGAN STANLEY DEAN WITTER

November 12, 1997

     Concurrently with the Tender Offer, the Company is soliciting consents from registered holders of the Capital Securities (the "Holders") as of the close of business on Wednesday, November 12, 1997 (the "Record Date") representing at least a majority in aggregate liquidation amount of the outstanding Capital Securities to certain amendments to the Junior Subordinated Indenture described herein (the "Proposed Amendments"). As used herein, "Consent" shall mean (i) in the case of tendering Holders who were Holders as of the Record Date, such Holder's consent to the Proposed Amendments and execution of the Supplemental Indenture (as defined below), and (ii) in the case of tendering Holders who were not Holders as of the Record Date, such Holder's consent to the Proposed Amendments and execution of the Supplemental Indenture, accompanied by the related Proxy (as defined herein). The Proposed Amendments will not become effective with respect to the remaining Capital Securities not tendered unless the current majority in aggregate liquidation amount of the Capital Securities delivers Consents. Holders who tender their Capital Securities for payment pursuant to the Tender Offer will be required, as a condition to a valid tender, to have delivered their Consent to the Proposed Amendments and execution of the Supplemental Indenture. This solicitation of Consents to the Proposed Amendments is referred to as the "Consent Solicitation."
     If the Capital Securities are accepted for payment pursuant to the Tender Offer and the Proposed Amendments become effective, Holders who validly tender their Capital Securities pursuant to the Tender Offer and validly deliver their Consent to the Proposed Amendments and execution of the Supplemental Indenture prior to the Consent Time will receive the Tender Offer Consideration plus the Consent Payment (i.e. the Total Consideration), whereas Holders who validly tender their Capital Securities after the Consent Time will receive only the Tender Offer Consideration, but will not receive the Consent Payment.
     Upon the terms and subject to the conditions set forth in this Offer to Purchase, the Company hereby offers to pay to each Holder of Capital Securities who validly consents to the Proposed Amendments prior to the Consent Time a fee of $20.00 in cash (the "Consent Payment") for each $1,000 liquidation amount of the Capital Securities for which Consents have been validly delivered and not validly revoked as of the Consent Time, with such payment to be made on the Settlement Date if, but only if, the Capital Securities to which such Consents relate are accepted for payment pursuant to the terms of the Tender Offer and the Proposed Amendments become effective. If a Holder's Capital Securities are not properly tendered pursuant to the Tender Offer prior to the Consent Time, or such Holder's Consents either are not properly delivered, or are revoked and not properly redelivered, prior to the Consent Time, such Holder will not receive the Consent Payment, even though the Proposed Amendments will be effective as to all Capital Securities that are not purchased in the Tender Offer.
     Holders who purchase Capital Securities or whose purchase settles or is registered after the close of business on the Record Date and at or prior to the Consent Time who wish to tender their Capital Securities in the Tender Offer must arrange with their seller to receive a duly completed, valid and unrevoked proxy ("Proxy") (which may be in the form of an irrevocable proxy as set forth in the Letter of Transmittal) from the Holder on the Record Date of such Capital Securities. In order to facilitate the receipt of Consents, Capital Securities shall, during the period which commences November 12, 1997 and which will end at the Expiration Time, trade in the over-the-counter market "with proxy" providing the purchaser with the right to vote such acquired Capital Securities in the Consent Solicitation.
     The Capital Securities were issued by the Trust pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of February 10, 1997, among the Company, as Depositor, First Union National Bank of North Carolina, as Property Trustee, First Union Bank of Delaware, as Delaware Trustee, and the individual administrative trustees of the Trust. The obligations of the Trust under the Capital Securities are guaranteed by the Company through the Guarantee (as defined below), and are supported by 10 3/4% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") issued by the Company to the Trust pursuant to the Junior Subordinated Indenture (the "Junior Subordinated Indenture"), dated as of February 10, 1997, by the Company, as Issuer, and First Union National Bank of North Carolina, as Trustee (the "Debenture Trustee").
     Pursuant to the terms of this Offer to Purchase, the completion, execution and delivery of a Letter of Transmittal by a Holder of Capital Securities as of the Record Date in connection with the tender of such Capital Securities will be deemed to constitute the Consent of such Holder to the Proposed Amendments and execution of the Supplemental Indenture, whereas the completion, execution and delivery of a Letter of Transmittal, along with the delivery of a Proxy, by a Holder who was not a Holder as of the Record Date will be deemed to constitute the Consent of such Holder to the Proposed Amendments and execution of the
                                                          (cover page continues)

Supplemental Indenture. Holders may not deliver Consents prior to the Consent Time without tendering their Capital Securities in the Tender Offer, and may not revoke Consents without withdrawing the previously tendered Capital Securities to which such Consents related from the Tender Offer. Holders who validly tender their Capital Securities and thereby deliver their Consents after the Consent Time will only receive the Tender Offer Consideration, and will not receive the Consent Payment.
     The Holder of Capital Securities validly tendered and accepted for payment will receive accumulated and unpaid distributions, if any, up to, but not including, the Settlement Date, upon the terms and subject to the conditions described herein ("Accumulated Distributions").
     Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will pay for all Capital Securities validly tendered (and not withdrawn) pursuant to the Tender Offer on the third New York Stock Exchange ("NYSE") trading day following the Expiration Time, or as soon as possible thereafter (the "Settlement Date"). Such payments will be made in immediately available (same-day) funds.
     If the Proposed Amendments become effective, they will apply to all Capital Securities and each Holder of Capital Securities not properly tendered or not accepted for payment hereunder will be bound by such Proposed Amendments regardless of whether such Holder consented to the Proposed Amendments. The Capital Securities that are not tendered and accepted for payment pursuant to the Tender Offer will remain obligations of the Trust. Although the Company intends to execute a supplemental indenture implementing the Proposed Amendments (the "Supplemental Indenture") prior to the acceptance of the Capital Securities, the Proposed Amendments therein will not become operative until the date and time that all Capital Securities underlying the Minimum Consent are accepted for purchase and payment pursuant thereto. See "The Tender Offer and the Consent Solicitation -- The Consent Solicitation" below.
     The Company has no arrangement or understanding with any broker, dealer, salesman or other person to solicit tenders of the Capital Securities or Consents. Regular employees of either the Company or affiliates of the Company may solicit tenders or consents from Holders, but they will not receive additional compensation therefor.
     NOTWITHSTANDING ANY OTHER PROVISION OF THE TENDER OFFER OR THE CONSENT SOLICITATION, THE COMPANY'S OBLIGATION TO ACCEPT FOR PAYMENT, AND TO PAY FOR, CAPITAL SECURITIES VALIDLY TENDERED PURSUANT TO THE TENDER OFFER IS CONDITIONED UPON (1) THE EXECUTION BY THE TRUSTEES (AS DEFINED BELOW) OF THE SUPPLEMENTAL INDENTURE IMPLEMENTING THE PROPOSED AMENDMENTS IN THE MANNER SET FORTH BELOW FOLLOWING RECEIPT OF THE MINIMUM CONSENT TO THE PROPOSED AMENDMENTS FROM REGISTERED HOLDERS OF NOT LESS THAN A MAJORITY IN THE AGGREGATE LIQUIDATION AMOUNT OF THE OUTSTANDING CAPITAL SECURITIES (THE "MINIMUM CONSENT CONDITION"),
(2) THERE HAVING BEEN VALIDLY TENDERED (AND NOT WITHDRAWN) PRIOR TO THE EXPIRATION TIME, AT LEAST A MAJORITY IN AGGREGATE LIQUIDATION AMOUNT OF CAPITAL SECURITIES OUTSTANDING TOGETHER WITH THE MINIMUM CONSENT (THE "MINIMUM CONDITION"), AND (3) SATISFACTION OF THE OTHER CONDITIONS TO THE TENDER OFFER, SET FORTH HEREIN. SEE "THE TENDER OFFER AND THE CONSENT SOLICITATION -- CONDITIONS OF THE TENDER OFFER."
     PARTIAL TENDERS OF CAPITAL SECURITIES WILL BE ACCEPTED ONLY IN LIQUIDATION AMOUNTS OF $100,000 AND INTEGRAL MULTIPLES THEREOF; PROVIDED, HOWEVER, THAT IF A HOLDER TENDERS LESS THAN ALL OF THE CAPITAL SECURITIES HELD BY IT, THE CAPITAL SECURITIES RETAINED BY SUCH HOLDER MUST HAVE AN AGGREGATE LIQUIDATION AMOUNT OF AT LEAST $100,000. HOLDERS OF CAPITAL SECURITIES REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ARE URGED TO CONTACT SUCH REGISTERED HOLDER PROMPTLY IF SUCH HOLDER DESIRES TO TENDER CAPITAL SECURITIES AND CONSENT TO THE PROPOSED AMENDMENTS.
     THE TENDER OFFER AND THE CONSENT SOLICITATION ARE NOT BEING MADE TO (NOR WILL THE TENDER OF CAPITAL SECURITIES FOR PURCHASE BE ACCEPTED FROM OR ON BEHALF
OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF ANY TENDER OFFER, INCLUDING THE CONSENT SOLICITATION, WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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

                             IMPORTANT INFORMATION

     Any Holder desiring to tender Capital Securities and deliver Consents should either: (1) in the case of a Holder who holds physical certificates evidencing such Capital Securities, complete and sign a Letter of Transmittal (or a facsimile thereof) in accordance with the instructions therein, have such Holder's signature thereon guaranteed (if required by Instruction 1 of the Letter of Transmittal) and send or deliver such manually signed Letter of Transmittal (or a manually signed facsimile thereof), together with certificates evidencing such Capital Securities and any other required documents to First Chicago Trust Company of New York, as Depositary (the "Depositary"); or (2) in the case of a Holder whose Capital Securities are held in book-entry form, request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A beneficial owner who has Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender and deliver Consents for Capital Securities so registered. See "The Tender Offer and the Consent Solicitation -- Procedures for Tendering Capital Securities and Delivering Consents."

     After the Consent Time but prior to the Expiration Time, any Holder who desires to tender Capital Securities, but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Capital Securities are not immediately available, may tender the Capital Securities by following the procedures for guaranteed delivery set forth under "The Tender Offer and the Consent Solicitation - Procedures for Tendering Capital Securities and Delivering Consents -- Guaranteed Delivery Procedures." HOLDERS SHOULD BE AWARE THAT THE GUARANTEED DELIVERY PROCEDURES CANNOT BE USED PRIOR TO THE CONSENT TIME AND THAT USE OF THE GUARANTEED DELIVERY PROCEDURES WILL RESULT IN HOLDERS BEING INELIGIBLE TO RECEIVE THE CONSENT PAYMENT WITH RESPECT TO THE CAPITAL SECURITIES SO DELIVERED WHICH MIGHT OTHERWISE BE PAID.
                            ------------------------

     THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO A TENDER OF CAPITAL SECURITIES AND CONSENT TO THE PROPOSED AMENDMENTS.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549, and at certain of its regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the Internet that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's site on the Internet is http://www.sec.gov. Such reports, proxy statements and other information may also be obtained from the Company, upon the oral or written request of any Holder, at Integon Corporation, 500 West Fifth Street, Winston-Salem, North Carolina 27152, Attention: Corporate Secretary.

     This Offer to Purchase has been included as an exhibit to the Company's Issuer Tender Offer Statement on Schedule 13E-4 which has been filed with the Commission pursuant to the Exchange Act. Such document and any amendments thereto may be examined, and copies may be obtained from the Commission in the manner set forth above. Copies of the Junior Subordinated Indenture and the Trust Agreement may be obtained from the Company upon request at the address set forth above.

     No financial statements or other financial information of the Trust are included herein. The Company considers that such financial statements would not be material to the Holders because: (i) all of the securities of the Trust other than the Capital Securities are beneficially owned by the Company; (ii) the Trust is a special purpose entity, has no operating history or independent operations, but exists for the sole purpose of, and does not propose to engage in any activity other than, issuing securities representing trust interests (including the Capital Securities) in the Trust and investing the proceeds thereof in, and holding, certain Junior Subordinated Debentures issued by the Company; and (iii) the obligations of the Trust under the Capital Securities, to the extent funds are available therefor, are fully and unconditionally guaranteed by the Company under the Trust Agreement and other related instruments.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Important information about the business, management and financial condition of the Company is contained in the periodic reports and other information the Company files with the Commission. The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof: (i) the Company's Form 10-K/A dated September 15, 1997 for year ended December 31, 1996; (ii) the Company's Form 10-Q/A dated September 15, 1997 (two reports) for quarters ended June 30, 1997 and March 31, 1997; (iii) the Company's Current Reports on Forms 8-K dated October 21, 1997, October 17, 1997, October 16, 1997, August 14, 1997, August 4,
1997, July 18, 1997, July 7, 1997, July 1, 1997, and June 24, 1997; (iv) the
Company's Registration Statement on Form S-4 (Commission Registration No. 333-22839) dated May 15, 1997; and (v) the Company's Proxy Statement dated September 16, 1997. Such documents are hereby incorporated herein by reference thereto. The Company will provide without charge to each person to whom this Offer to Purchase is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Corporate Secretary, Integon Corporation, 500 West Fifth Street, Winston-Salem, North Carolina 27152, telephone number (910) 770-2000. In order to ensure timely delivery of the documents, any request should be made by November 19, 1997.

     In addition, all documents, reports and information subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer to Purchase and prior to the Expiration Time are incorporated herein by reference and shall be deemed to be a part hereof from the respective date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE TENDER OFFER OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFER TO PURCHASE, THE TENDER OF THE CAPITAL SECURITIES PURSUANT TO THE TENDER OFFER NOR THE ACCEPTANCE OF ANY CONSENT PURSUANT TO THE CONSENT SOLICITATION SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF THE TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Important Information.......................................      i
Additional Information......................................     ii
Incorporation of Certain Documents by Reference.............     ii
Summary.....................................................      1
The Company.................................................      6
The Trust...................................................      6
Purpose and Effects of the Tender Offer and the Consent
  Solicitation..............................................      7
  The Tender Offer..........................................      7
  The Consent Solicitation..................................      7
The Tender Offer and the Consent Solicitation...............      8
  Introduction..............................................      8
  Total Consideration, Tender Offer Consideration, Consent
     Payment and Accumulated Distributions..................      9
  The Consent Solicitation..................................      9
  Expiration Time, Extensions, Termination and Amendments...     11
  Effect of Tender..........................................     12
  Acceptance for Payment, Payment for Capital Securities and
     Acceptance of Consents.................................     12
  Procedures for Tendering Capital Securities and Delivering
     Consents...............................................     13
  Withdrawal and Revocation Rights..........................     18
  Conditions of the Tender Offer............................     18
  Source and Amount of Funds................................     20
  The Dealer Manager........................................     20
  The Depositary............................................     21
  Information Agent.........................................     21
  Fees and Expenses.........................................     21
Description of the Trust Securities and the Junior
  Subordinated Debentures...................................     21
  The Trust Securities......................................     21
  The Junior Subordinated Debentures........................     23
Guarantee of Payments of Capital Securities.................     23
  Summary...................................................     23
  The Guarantee.............................................     23
  The Expense Agreement.....................................     24
  Relationship Among and Effect of the Capital Securities,
     the Junior Subordinated Debentures, the Junior
     Subordinated Indenture, the Trust Agreement the
     Guarantee and the Expense Agreement....................     24
The Proposed Amendments.....................................     25
Certain U.S. Federal Income Tax Considerations..............     26
  Tax Considerations for Tendering and Consenting Holders...     27
  Tax Considerations for Non-Tendering Holders..............     27
  Reporting and Backup Withholding..........................     28
  Payments to Foreign Holders...............................     28
Certain Considerations......................................     28
  Potential Adverse Effects of the Proposed Amendments on
     Non-Tendering Holders..................................     29
  Potential Adverse Effects of the Tender Offer on Market
     for Capital Securities.................................     29
Transactions and Arrangements Concerning the Capital
  Securities................................................     29
Price Ranges of the Capital Securities......................     30
Independent Auditors........................................     30
Selected Consolidated Financial Information.................     30
Capitalization..............................................     33
Annex 1 The Proposed Amendments to the Junior Subordinated
  Indenture.................................................    A-1

                                    SUMMARY

     The Company has announced its offer to purchase for cash any and all of the Capital Securities and to solicit Consents with respect to the Capital Securities, upon the terms and subject to the conditions set forth herein. Morgan Stanley has been designated as the exclusive Dealer Manager and Solicitation Agent for the Tender Offer and the Consent Solicitation. For your convenience, the Tender Offer and Consent Solicitation are summarized below. The following summary is qualified in its entirety by the more detailed information contained elsewhere in this Offer to Purchase and the Letter of Transmittal and is not intended to be complete. Holders are urged to read carefully this Offer to Purchase, the documents incorporated by reference herein and the Letter of Transmittal in their entirety. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Offer to Purchase.

                 THE TENDER OFFER AND THE CONSENT SOLICITATION

THE COMPANY...................   Integon Corporation.

THE TRUST.....................   Integon Capital I.

THE TENDER OFFER..............   Offer to purchase any and all of the 10 3/4%
                                 Capital Securities, Series B issued by the
                                 Trust validly tendered and not withdrawn for the consideration described herein.

HOLDERS ENTITLED TO
PARTICIPATE...................   This Offer to Purchase is being sent to all
                                 persons in whose name Capital Securities are registered on the books of the Trust as of the close of business on the Record Date and known purchasers of such persons. Only a record
                                 Holder of Capital Securities on the Record Date may give Consent to the Proposed Amendments and execution of the Supplemental Indenture. No record date is fixed for determining which Holders are permitted to tender Capital
                                 Securities. Partial tenders of Capital
                                 Securities will be accepted only in liquidation amounts of $100,000 and integral multiples thereof; provided, however, that if a Holder tenders less than all of the Capital Securities held by it, the Capital Securities retained by such Holder must have an aggregate liquidation amount of at least $100,000. Holders who purchase Capital Securities or whose purchase settles or is registered after the close of business on the Record Date and at or prior to the Consent Time who wish to tender their Capital Securities in the Tender Offer must arrange with their Seller to receive a Proxy from the Holder on the Record Date of such Capital Securities. A Holder desiring to tender
                                 Capital Securities pursuant to the Tender Offer must deliver its Consent to the Proposed
                                 Amendments and execution of the Supplemental
                                 Indenture and if the tendering Holder was not the Holder as of the Record Date, such Holder must also deliver a Proxy validly executed by the Holder as of the Record Date. Such Holders desiring to participate must follow the procedures set forth herein and in the Letter of Transmittal. Holders of Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Capital Securities pursuant to the Tender Offer.

PURPOSE AND EFFECTS OF
THE TENDER OFFER AND THE
CONSENT SOLICITATION..........   The purpose of the Tender Offer is to purchase
                                 all of the Capital Securities in order to improve the Company's future liquidity and capital position. By purchasing the Capital
                                 Securities tendered pursuant to the Tender
                                 Offer, the Company will be able to save the interest expense related to the purchased
                                 Capital Securities. The Company believes that it will be able to redirect the savings into new and/or existing business areas.

                                 The purpose of the Consent Solicitation is (i) to eliminate or modify certain covenants and other provisions of the Junior Subordinated Indenture so that any non-tendered Capital Securities do not restrict the future financial and operating flexibility of the Company and
                                 (ii) to reduce the Company resources currently allocated to reporting and filing the various documents, reports and information with the Commission that the Company will not otherwise be required by law to report and file.

TOTAL CONSIDERATION...........   The Total Consideration for each $1,000
                                 liquidation amount of Capital Securities which are tendered and for which Consents have been validly delivered and not validly revoked shall be $1,347.33 which includes Accumulated
                                 Distributions, up to, but not including the Settlement Date.

CONSENT PAYMENT...............   The Consent Payment shall be a fee of $20.00 in
                                 cash for each $1,000 liquidation amount of the Capital Securities for which Consents have been validly delivered and not validly revoked. TO
                                 RECEIVE THE CONSENT PAYMENT (IN ADDITION TO THE
                                 TENDER OFFER CONSIDERATION), A HOLDER MUST,
                                 PRIOR TO THE CONSENT TIME, TENDER THE CAPITAL
                                 SECURITIES AND CONSENT TO THE PROPOSED
                                 AMENDMENTS AND EXECUTION OF THE SUPPLEMENTAL
                                 INDENTURE AND, IF THE CONSENTING HOLDER WAS NOT
                                 THE HOLDER AS OF THE RECORD DATE, DELIVER A
                                 PROXY, WITH SUCH PAYMENT BEING MADE IF, BUT
                                 ONLY IF, THE CAPITAL SECURITIES TO WHICH SUCH
                                 CONSENTS RELATE ARE ACCEPTED FOR PAYMENT
                                 PURSUANT TO THE TERMS OF THE TENDER OFFER AND
                                 THE PROPOSED AMENDMENTS BECOME EFFECTIVE.

TENDER OFFER CONSIDERATION....   The Tender Offer Consideration for each $1,000
                                 liquidation amount of Capital Securities tendered shall be an amount equal to the Total
                                 Consideration minus the Consent Payment.

RECORD DATE...................   November 14, 1997

CONSENT DATE..................   With respect to the Consent Solicitation, the
                                 Consent Date shall be Tuesday, November 25,
                                 1997 if prior to 5:00 p.m., New York City time, on such date the Company shall have received the Minimum Consent to the Proposed Amendments, or such later date on which the Company shall have first received the Minimum Consent. The term "Consent Date" as used herein shall include any such extension. Although the Company may execute the Supplemental Indenture prior to the acceptance of Capital Securities, the Proposed Amendments contained therein will not become operative until the date and time that all Capital Securities underlying the Minimum Consent are accepted for purchase and payment is made pursuant thereto.

EXPIRATION TIME...............   The Tender Offer expires at 12:00 Midnight, New
                                 York City time, on Wednesday, December 10,
                                 1997, unless extended by the Company in its sole discretion or earlier terminated. The date of such expiration, as such may be extended pursuant to the procedures described herein, is referred to herein as the "Expiration Time." See "The
                                 Tender Offer and the Consent Solicitation --
                                 Expiration Time, Extensions, Termination and
                                 Amendments" below.

THE CONSENT SOLICITATION......   In conjunction with the Tender Offer, the
                                 Company is soliciting Consents to the Proposed
                                 Amendments. The Company is offering to pay to each Holder who validly consents to the Proposed Amendments prior to the Consent Time, on the Consent Date, the Consent Payment. Such payment will be made on the Settlement Date if, but only if, the Capital Securities to which it relates are accepted for payment pursuant to the terms of the Tender Offer and the Proposed
                                 Amendments become effective. Holders who tender
                                 Capital Securities pursuant to the Tender Offer will be required, as a condition to a valid tender, to have delivered their Consent to all of the Proposed Amendments. THE PROPER TENDER
                                 OF CAPITAL SECURITIES BY HOLDERS PURSUANT TO
                                 THE TENDER OFFER WILL CONSTITUTE THE GIVING OF
                                 A CONSENT TO THE PROPOSED AMENDMENTS AND
                                 EXECUTION OF THE SUPPLEMENTAL INDENTURE. See
                                 "The Tender Offer and the Consent Solicitation
                                 -- The Consent Solicitation" below.

MINIMUM CONSENT...............   The duly executed (and not revoked) Consents of
                                 the registered Holders of a majority of the outstanding aggregate liquidation amount of
                                 Capital Securities will be required for the Company to amend the Junior Subordinated
                                 Indenture.

THE PROPOSED AMENDMENTS.......   For a brief description of the Proposed
                                 Amendments to the Junior Subordinated Indenture for which Consents are being sought pursuant to the Consent Solicitation, see "The Proposed
                                 Amendments."

HOW TO TENDER CAPITAL
SECURITIES AND DELIVER
CONSENTS......................   See "The Tender Offer and the Consent
                                 Solicitation -- Procedures for Tendering
                                 Capital Securities and Delivering Consent" below. For more information, call the Information Agent or the Dealer Manager or consult your broker, dealer, commercial bank, trust company or other nominee for assistance.

WITHDRAWAL AND REVOCATION
RIGHTS........................   Tenders of Capital Securities may be withdrawn
                                 at any time prior to the Expiration Time.
                                 Thereafter, such tenders are irrevocable, except that they may be withdrawn after January
                                 9, 1998, unless previously accepted for payment as provided in this Offer to Purchase. Consents may be revoked at any time prior to the Consent
                                 Time so long as any Capital Securities tendered therewith are concurrently withdrawn.
                                 Thereafter, such Consents are irrevocable. A valid withdrawal of tendered Capital Securities prior to the Consent Time shall be deemed a revocation of the related Consent. See "The
                                 Tender Offer and the Consent Solicitation --
                                 Withdrawal and Revocation Rights."

CONDITIONS OF THE TENDER
OFFER.........................   Notwithstanding any other provision of the
                                 Tender Offer or the Consent Solicitation (or any extensions or amendments thereof), the Company will not be required to accept for payment, or pay for, any Capital Securities tendered and may terminate the Tender Offer and may, subject to Rule 14e-1 under the Exchange
                                 Act,
                                 postpone the acceptance of any Capital
                                 Securities tendered or delay payment for Capital Securities accepted for payment, if, among other things:

                                 (1) the Minimum Consent Condition shall not
                                     have been satisfied;

                                 (2) the Minimum Condition shall not have been
                                     satisfied; or

                                 (3) any other condition to the consummation of
                                     the Tender Offer remains unsatisfied.

                                 See "The Tender Offer and the Consent
                                 Solicitation -- Conditions of the Tender
                                 Offer."

CERTAIN TAX CONSIDERATIONS....   Although the tax treatment may vary depending
                                 on each Holder's particular circumstances, the Company believes that the acceptance of tendered Capital Securities will be a taxable transaction for U.S. federal income tax purposes. In general, a Holder will recognize gain or loss (subject to the market discount rules discussed below) on the sale of Capital
                                 Securities pursuant to the Tender Offer in an amount equal to the difference, if any, between its adjusted tax basis in the Capital
                                 Securities and the cash received upon such sale
                                 (other than that portion of such amount that is properly allocable to Accumulated
                                 Distributions, which will be taxed as ordinary income). Although the matter is not free from doubt, the Company intends to treat the Consent
                                 Payment for U.S. federal income tax purposes as additional cash received in exchange for a Holder's Capital Securities. Holders of Capital
                                 Securities should read carefully "Certain U.S.
                                 Federal Income Tax Considerations" and are urged to consult their own tax advisors.

CERTAIN CONSEQUENCES TO
HOLDERS NOT TENDERING.........   Consummation of the Tender Offer and the
                                 Consent Solicitation may have adverse
                                 consequences for non-tendering Holders of
                                 Capital Securities, including the following:
                                 (i) Holders of Capital Securities after
                                 consummation of the Tender Offer and the Consent Solicitation will not be entitled to the benefit of certain of the covenants presently contained in the Junior Subordinated
                                 Indenture; (ii) the trading market for the Capital Securities not tendered in response to the Tender Offer is likely to be significantly more limited; and (iii) the obligation of the Company to furnish financial and other information to the Holders could be materially lessened or eliminated. See "Certain
                                 Considerations" below.

WAIVERS, EXTENSIONS AND
AMENDMENTS....................   The Company expressly reserves the right in its
                                 sole discretion, subject to applicable law, at any time and from time to time, to (1) waive any condition to the Tender Offer and accept all Capital Securities previously tendered pursuant to the Tender Offer, (2) extend the Expiration Time of the Tender Offer and retain all Capital Securities tendered pursuant thereto, subject, however, to the withdrawal rights of Holders as described under "The
                                 Tender Offer and the Consent Solicitation --
                                 Withdrawal and Revocation Rights," or (3) amend the terms of the Tender Offer. Any amendment applicable to the Tender Offer will apply to all Capital

                                 Securities previously tendered pursuant to the Tender Offer. See "The Tender Offer and the Consent Solicitation -- Expiration Time, Extensions, Termination and Amendments" below.

RECOMMENDATION OF THE COMPANY
AND THE TRUST.................   None of the Company, the Company's Board of
                                 Directors and management, the Trust, the Trustees and Administrators makes any recommendation to any Holder as to whether to tender or refrain from tendering Capital
                                 Securities, and if so, the amount of Capital
                                 Securities to tender.

BROKERAGE COMMISSION..........   No brokerage commissions are payable by Holders
                                 to the Dealer Manager, the Information Agent, the Company, or the Depositary.

DEALER MANAGER AND
SOLICITATION AGENT............   Morgan Stanley & Co. Incorporated

INFORMATION AGENT.............   D.F. King & Co., Inc.

DEPOSITARY....................   First Chicago Trust Company of New York

FURTHER INFORMATION...........   For further information or additional copies of
                                 this Offer to Purchase and the Letter of Transmittal, contact the Information Agent or Dealer Manager as set forth in the back cover of this Offer to Purchase. Letters of Transmittal and Capital Securities should not be sent to the Company, the Trust, the Dealer
                                 Manager or the Information Agent. Such
                                 documents should only be sent to the
                                 Depositary.

                                  THE COMPANY

     The Company, through its wholly owned property and casualty insurance subsidiaries, specializes in the marketing and underwriting of nonstandard automobile insurance to individuals. To a lesser extent, the Company also writes specialty automobile insurance and, in North Carolina, preferred risk automobile insurance. The Company has been writing insurance for more than 25 years and currently markets its products in 31 states through approximately 12,500 independent agencies located principally in the eastern United States.

     The Company's nonstandard automobile insurance products are designed for drivers who are unable to obtain coverage from standard market carriers due to prior driving records, other underwriting criteria or market conditions. These drivers are normally charged higher premium rates than the rates charged for preferred or standard risk drivers and generally obtain lower liability limits than preferred or standard risk policyholders. The Company's specialty automobile products include business vehicle insurance designed primarily for trades people and artisans who have small fleets or lightweight single vehicles, as well as motorcycle insurance.

     On October 17, 1997, the Company was acquired through merger with a wholly owned indirect subsidiary of General Motors Acceptance Corporation ("GMAC"). The Company is now a direct subsidiary of GMAC Insurance Holdings, Inc., a Delaware corporation and wholly owned subsidiary of GMAC ("GMACI").

     The address of the Company's principal office is 500 West Fifth Street, Winston-Salem, North Carolina 27152. The Company's principal insurance subsidiaries are Integon Preferred Insurance Company, Integon National Insurance Company, Integon Casualty Insurance Company, Integon Indemnity Corporation, Integon General Insurance Corporation, New South Insurance Company, and Integon Specialty Insurance Company. In addition, through Salem Underwriters, Inc., the Company offers premium financing for the Company's insureds in North Carolina.

                                   THE TRUST

     The Trust is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a trust agreement, executed by the Company, as sponsor for the Trust and as Depositor, one of the Administrators (as defined below) and the Delaware Trustee (as defined below), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 27, 1997. Such original trust agreement was amended and restated in its entirety by the Trust Agreement as of February 10, 1997. The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement.

     The Trust exists for the exclusive purposes of: (i) issuing the Series A Capital Securities (as defined below) and the common securities (the "Common Securities") representing trust interests in the assets for the Trust; (ii) purchasing the Series A Junior Subordinated Debentures (as defined below) with the proceeds from the sale of the Series A Capital Securities and the Common Securities; (iii) effecting the Exchange Offer (as defined below) pursuant to which the Trust issued the Capital Securities in exchange for the Series A Capital Securities and received the Junior Subordinated Debentures in exchange for the Series A Junior Subordinated Debentures; and (iv) engaging only in those other activities necessary or incidental thereto.

     The business and affairs of the Trust are conducted by two trustees and individual administrators. The trustees include a Property Trustee, First Union National Bank of North Carolina (the "Property Trustee"), and a Delaware Trustee, First Union Bank of Delaware, an affiliate of the Property Trustee (the "Delaware Trustee," and together with the Property Trustee, the "Trustees"). Any individual administrative trustees (the "Administrators") are employees or officers of or are otherwise affiliated with the Company. Unless an event of default under the Junior Subordinated Indenture (a "Debenture Event of Default") has occurred and is continuing, the holder of the Common Securities will be entitled to appoint, remove or replace any Trustee at any time. If a Debenture Event of Default has occurred and is continuing, the Holders of at least a majority in liquidation amount of the then outstanding Capital Securities will be able to appoint, remove or replace either or both of the Trustees. The duties and obligations of the Trustees are governed by the Trust Agreement.

     The Company will pay all fees and expenses of the Trust related to the Offer. The address of the Trust's principal executive office is 500 West Fifth Street, Winston-Salem, North Carolina 27152.

                    PURPOSE AND EFFECTS OF THE TENDER OFFER
                          AND THE CONSENT SOLICITATION

THE TENDER OFFER

     Pursuant to the terms of the Capital Securities and the Junior Subordinated Debentures, the Company is paying interest on such instruments at a rate equal to 10 3/4% per annum. In order to reduce the high interest expense as well as the related administrative costs of the Trust (which, pursuant to the Trust Agreement and Expense Agreement (as defined below), the Company is obligated to pay), the Company desires to purchase all of the outstanding Capital Securities.

     To fund the Tender Offer, GMACI, as the direct parent of the Company, intends to contribute additional capital to the Company in an amount in excess of the sum of the aggregate cost of the Tender Offer and the fees and expenses related thereto. GMACI intends to fund such capital contribution through a combination of a capital contribution to GMACI by GMAC, the direct parent of GMACI, and loans pursuant to an intercompany credit facility to be entered into between GMACI and GMAC.

     Upon completion of the Tender Offer, the Company will have less debt outstanding and additional capital on its books. In addition to improving the capital position of the Company, the interest and administrative costs saved can be redirected toward the core business operations of the Company, developing new business areas and/or enhancing the Company's ability to engage in future strategic acquisitions should market conditions permit.

THE CONSENT SOLICITATION

     The purpose of the Consent Solicitation is to provide the Company with increased flexibility with respect to the operations of its business as well as reduce the Company's expenses by decreasing the resources used to satisfy certain currently required reporting obligations of the Company pursuant to the Junior Subordinated Indenture.

     The Proposed Amendments eliminate and modify certain covenants and other provisions of the Junior Subordinated Indenture so that any non-tendered Capital Securities do not restrict the future financial and operating flexibility of the Company. See "The Proposed Amendments" below.

     Additionally, the Exchange Act and the regulations thereunder currently require the Company to file periodically certain information, documents and other reports with the Commission. This regulatory reporting requirement of the Company will be suspended at the end of the Company's current fiscal year, December 31, 1997. Thereafter, the Company would normally, and without violation of the Exchange Act, be able to cease such reporting under certain rules which exempt companies from such reporting and filing requirements when such a company's securities are held by 300 or fewer persons, as are the Company's securities.

     Despite this exemption, the Company will still be required to expend the resources to prepare and file the information, documents and reports after December 31, 1997 due to contractual obligations in the Junior Subordinated Indenture which require the Company to continue such reporting. The Junior Subordinated Indenture also requires timely delivery of such information, documents and reports to the Debenture Trustee, and requires continued reporting even when the Company is not required to do so under the Exchange Act.

     The current reporting requirement obligates the Company to expend Company resources in satisfaction thereof. In an effort to reduce the administrative costs incurred by the Company, the Company is soliciting the Consents from Holders as of the Record Date to eliminate the reporting requirements when the applicable laws do not so require them. The Company believes the saved administrative expense will be more effectively used if redirected to its business operations.

     Therefore, the Proposed Amendments revise the reporting requirements of such information, documents and other reports to require that the Company prepare and file such information with the Commission, and deliver such information to the Debenture Trustee, when the Trust Indenture Act, Exchange Act or any other law requires the same of the Company.

                 THE TENDER OFFER AND THE CONSENT SOLICITATION

INTRODUCTION

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Offer to Purchase and in the accompanying Letter of Transmittal, to purchase for cash any and all of the outstanding Capital Securities that are validly tendered and not withdrawn at or prior to the Expiration Time for the consideration herein described. The Company will accept partial tenders of Capital Securities in liquidation amounts of $100,000 or integral multiples thereof; provided, however, that if a Holder tenders less than all of the Capital Securities held by it, the Capital Securities retained must have an aggregate liquidation amount of at least $100,000. The Tender Offer will expire at 12:00 Midnight, New York City time, on Wednesday, December 10, 1997, unless extended by the Company in its sole discretion, subject to the right of the Company, in its sole discretion, to the extent that it is legally permitted to do so, to terminate, withdraw or amend the Tender Offer at any time as described herein.

     Holders of Capital Securities may choose to participate in the Tender Offer by following the procedures described herein. Holders who tender their Capital Securities will be required, as a condition to a valid tender, to consent to the Proposed Amendments and execution of the Supplemental Indenture with respect to the tendered Capital Securities and, in the case of a tendering Holder who was not the Holder as of the Record Date, to deliver a validly executed Proxy. The proper tender of Capital Securities by Holders pursuant to one of the procedures set forth herein will constitute the delivery of a Consent to the Proposed Amendments and execution of the Supplemental Indenture. See "-- The Consent Solicitation."

     As of November 10, 1997, the aggregate liquidation amount of Capital Securities outstanding was $100,000,000. This Offer to Purchase, together with the Letter of Transmittal, is being sent to all such Holders as of the close of business on the Record Date and known transferees of such persons. No record date is fixed for determining which persons are permitted to tender Capital Securities, although any Holder tendering Capital Securities pursuant to the Tender Offer who was not the Holder as of the Record Date must deliver a Proxy of the Holder as of the Record Date in order to tender prior to the Consent Time. See "-- Procedures for Tendering Capital Securities and Delivering Consents."

     The Company will purchase such amount of the Capital Securities outstanding as is properly tendered (and not properly withdrawn) at or prior to the Expiration Time. None of the Company's officers, directors and affiliates holds any Capital Securities.

     NOTWITHSTANDING ANY OTHER PROVISIONS OF THE TENDER OFFER OR THE CONSENT SOLICITATION (OR ANY EXTENSIONS OR AMENDMENTS THEREOF), THE COMPANY WILL NOT BE REQUIRED TO ACCEPT FOR PAYMENT, OR PAY FOR, THE CAPITAL SECURITIES TENDERED AND MAY TERMINATE THE TENDER OFFER AND MAY, SUBJECT TO RULE 14E-1 UNDER THE EXCHANGE ACT, POSTPONE THE ACCEPTANCE OF THE CAPITAL SECURITIES TENDERED OR DELAY PAYMENT FOR CAPITAL SECURITIES ACCEPTED FOR PAYMENT IF ANY OF THE CONDITIONS TO THE CONSUMMATION OF THE TENDER OFFER IS NOT SATISFIED. SEE "-- CONDITIONS OF THE TENDER OFFER."

     If the Company makes a material change in the terms of the Tender Offer or the information contained in the Tender Offer, or if it waives a material condition of the Tender Offer, the Company will extend the Tender Offer to the extent required by the Exchange Act.

     NONE OF THE COMPANY, THE COMPANY'S BOARD OF DIRECTORS AND MANAGEMENT, THE TRUST, THE TRUSTEES AND THE ADMINISTRATORS MAKES ANY RECOMMENDATION TO HOLDERS OF CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR CAPITAL SECURITIES PURSUANT TO THE TENDER OFFER. IN ADDITION, NO ONE HAS BEEN

AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF CAPITAL
SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE TENDER OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF CAPITAL SECURITIES TO TENDER.

TOTAL CONSIDERATION, TENDER OFFER CONSIDERATION, CONSENT PAYMENT AND ACCUMULATED DISTRIBUTIONS

     The Total Consideration for each $1,000 liquidation amount of Capital Securities tendered and accepted for payment pursuant to the Tender Offer shall be $1,347.33 which includes Accumulated Distributions, up to, but not including, the Settlement Date. The Tender Offer Consideration for each $1,000 liquidation amount of Capital Securities tendered and accepted for payment pursuant to the Tender Offer shall be an amount equal to the Total Consideration minus the Consent Payment.

     Upon the terms and subject to the conditions of the Consent Solicitation (including, if the Consent Solicitation is extended or amended, the terms of any such extension or amendment), the Company is soliciting Consents to the Proposed Amendments and execution of the Supplemental Indenture from Holders, and is offering to pay each Holder who validly consents to the Proposed Amendments prior to the Consent Time on the Consent Date, a Consent Payment in the amount of $20.00 per $1,000 liquidation amount of the Capital Securities for which Consents have been validly delivered and not validly revoked prior to the Consent Time, if, but only if, the Capital Securities for which the Consents relate are accepted for payment pursuant to the terms of the Tender Offer.

     The Holder of Capital Securities validly tendered and accepted for payment will receive Accumulated Distributions thereon from the most recent payment thereof preceding the Settlement Date to, but not including, the Settlement Date.

     Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will pay for all Capital Securities validly tendered (and not withdrawn) pursuant to the Tender Offer on the Settlement Date. Payment for such Capital Securities, including any Consent Payment and the Accumulated Distributions, will be made in immediately available (same-day) funds.

THE CONSENT SOLICITATION

     In conjunction with the Tender Offer, and upon the terms and subject to the conditions of the Consent Solicitation (including if the Consent Solicitation is extended or amended, the terms of such extension or amendment), the Company is soliciting Consents to the Proposed Amendments and execution of the Supplemental Indenture. For a description of the Proposed Amendments, see "The Proposed Amendments" below. Holders (including Holders who acquire Capital Securities subsequent to the Record Date) will not be able to validly tender their Capital Securities unless they have delivered a duly completed, valid and unrevoked Consent indicating their vote for the Proposed Amendments.

     HOLDERS WHO PURCHASE CAPITAL SECURITIES OR WHOSE PURCHASE SETTLES OR IS REGISTERED AFTER THE CLOSE OF BUSINESS ON THE RECORD DATE AND AT OR PRIOR TO THE CONSENT TIME WHO WISH TO TENDER THEIR CAPITAL SECURITIES IN THE TENDER OFFER MUST ARRANGE WITH THEIR SELLER TO RECEIVE A DULY COMPLETED, VALID PROXY (WHICH MAY BE IN THE FORM OF AN IRREVOCABLE PROXY AS SET FORTH IN THE LETTER OF TRANSMITTAL) FROM THE HOLDER ON THE RECORD DATE OF SUCH CAPITAL SECURITIES. IN ORDER TO FACILITATE THE RECEIPT OF CONSENTS, CAPITAL SECURITIES SHALL, DURING THE PERIOD WHICH COMMENCES NOVEMBER 12, 1997 AND WHICH WILL END AT THE EXPIRATION TIME, TRADE IN THE OVER-THE-COUNTER MARKET "WITH PROXY" PROVIDING THE PURCHASER WITH THE RIGHT TO VOTE SUCH ACQUIRED CAPITAL SECURITIES IN THE CONSENT SOLICITATION.

     To amend the Junior Subordinated Indenture, the Holders of at least a majority of the outstanding aggregate liquidation amount of Capital Securities as of the Record Date (or through Proxy by Holders as of the Record Date) must deliver Consents thereto.

     The Proposed Amendments will be effected by the execution of the Supplemental Indenture. Although the Supplemental Indenture may be executed prior to the acceptance of the Capital Securities in accordance with the Tender Offer, the Proposed Amendments contained therein will not become operative until the Settlement Date. If the Proposed Amendments become effective, they will apply to all Capital Securities. Each Holder of Capital Securities which were not tendered or accepted for payment pursuant to the Tender Offer will be bound by such Proposed Amendments regardless of whether such Holder consented to the Proposed Amendments. Accordingly, consummation of the Tender Offer potentially may have adverse consequences on non-tendering Holders. See "Certain Considerations" and "The Proposed Amendments."

     If Capital Securities are accepted for payment pursuant to the Tender Offer and the Proposed Amendments become effective, Holders who validly tender their Capital Securities pursuant to the Tender Offer and validly give their Consent to the Proposed Amendments prior to the Consent Time will receive the Total Consideration, whereas Holders who validly tender their Capital Securities after the Consent Time but prior to the Expiration Time will receive only the Tender Offer Consideration.

     If the Company has not received the Minimum Consent by the Consent Time on the Consent Date, the Company shall issue a press release at such time indicating that the Consent Date has been extended for a fixed period of time, during which period of time Holders who validly tender Capital Securities shall be entitled to receive the Consent Payment (in addition to the Tender Offer Consideration). If such Consent Date is so extended, the withdrawal rights provided herein shall also be extended for such fixed period of time.

     PURSUANT TO THE TERMS OF THE LETTER OF TRANSMITTAL, THE COMPLETION, EXECUTION AND DELIVERY THEREOF BY A HOLDER IN CONNECTION WITH THE TENDER OF CAPITAL SECURITIES (AND DELIVERY OF A PROXY, IF REQUIRED) WILL BE DEEMED TO CONSTITUTE THE DELIVERY OF A CONSENT BY SUCH TENDERING HOLDER TO THE PROPOSED AMENDMENTS. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THEIR CAPITAL SECURITIES IN THE TENDER OFFER AND MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING FROM THE TENDER OFFER THE PREVIOUSLY TENDERED CAPITAL SECURITIES TO WHICH SUCH CONSENTS RELATE.

     Tenders of Capital Securities may be validly withdrawn at any time prior to the Expiration Time. Thereafter, such tenders are irrevocable, except that they may be withdrawn after Friday, January 9, 1998, unless previously accepted for payment as provided in this Offer to Purchase. Consents may be validly revoked at any time prior to the Consent Time, but not thereafter. Thereafter, such Consents are irrevocable. See "--Withdrawal and Revocation Rights." A valid withdrawal of tendered Capital Securities prior to the Consent Time will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Capital Securities.

     The Company reserves the absolute right, in its sole discretion, to waive any defects or irregularities or conditions of the Consent Solicitation. The Company's interpretation of the terms and conditions of the Consent Solicitation (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with any Consent must be cured within such time as the Company shall determine. None of the Company, the Depositary and any other person shall be under any duty to give notification of defects or irregularities with respect to Consents nor shall any of them incur liability for failure to give such notification.

     Holders who elect to consent to the Proposed Amendments should so indicate by marking the appropriate box on, and signing and dating the Consent portion of, the Letter of Transmittal and mailing or delivering the same to the Depositary in accordance with the instructions contained therein. In the case of a consenting and tendering Holder who was not the Holder of the Capital Securities as of the Record Date, such Holder must also deliver a properly executed Proxy to the Depositary. If the Consent portion of the Letter of Transmittal is not appropriately completed, but the Letter of Transmittal is otherwise completed, signed and dated (and, if applicable, a properly executed Proxy is delivered therewith), the Holder will be deemed to have consented to the Proposed Amendments. See "-- Proper Execution and Delivery of Letters of Transmittal."

EXPIRATION TIME, EXTENSIONS, TERMINATION AND AMENDMENTS

     The Tender Offer will expire at 12:00 Midnight, New York City time, on Wednesday, December 10, 1997, subject to extension by the Company by notice to the Depositary as herein provided.

     The Company expressly reserves the right, in its sole discretion, subject to applicable law, at any time and from time to time, to extend the Tender Offer, in which event the term "Expiration Time" shall mean the time and date on which the Tender Offer, as so extended, shall expire. The Company shall notify the Depositary of any extension by oral notice (confirmed in writing) or written notice and shall issue a public announcement thereof, unless otherwise required by law or regulation, at or prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. During such extensions, all Capital Securities previously tendered and not withdrawn will remain subject to the Tender Offer, subject to the rights of a tendering Holder to withdraw its Capital Securities as set forth herein.

     Subject to applicable law, the Company also expressly reserves the right, in its sole discretion, at any time and from time to time, by giving oral notice (confirmed in writing) or written notice thereof of such amendment to the Depositary and by making an announcement thereof either by public announcement or oral or written notice of the Holders as set forth in the previous paragraph, to (i) terminate the Tender Offer, refuse to accept for tender any Capital Securities and return all tendered Capital Securities to tendering Holders thereof, if any of the conditions set forth below under "-- Conditions of the Tender Offer" is not satisfied and shall not have been validly waived by the Company, (ii) waive or modify certain conditions with respect to the Tender Offer and accept all properly tendered Capital Securities, and (iii) amend the terms of the Tender Offer in any respect until the Capital Securities are accepted for payment.

     The terms of any extension or amendment of the Tender Offer may vary from the original Tender Offer depending on such factors as prevailing interest rates and the liquidation amount of Capital Securities previously tendered or otherwise purchased. There can be no assurance that the Company will exercise its right to extend, terminate or amend the Tender Offer. If, prior to the Expiration Time, the Company amends the terms of the Tender Offer, such amendment will apply to all Capital Securities tendered pursuant thereto. The Company does not presently intend to change the consideration currently offered.

     If the Tender Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition to the Tender Offer, the Company will promptly disclose such amendment by means of an amended or supplemented Offer to Purchase and will distribute such amended or supplemented Offer to Purchase to the registered Holders of the Capital Securities if and to the extent required by applicable law, and the Company will extend the Tender Offer to the extent required by the Exchange Act. If the Company shall decide, in its sole discretion, to decrease the liquidation amount of Capital Securities being sought in the Tender Offer or increase or decrease the consideration offered to Holders, the Company will, to the extent required by applicable law, cause such Tender Offer to be extended, if necessary, so that the Tender Offer remains open at least until the expiration of ten business days from the date that such notice is first published, sent or given by the Company. With respect to any other material change in the terms of the Tender Offer or the information concerning the Tender Offer, the minimum period during which the Tender Offer must remain open following such material change depends on the facts and circumstances including the relative materiality of such terms and conditions.

     Subject to applicable law (including Rules 13-4(d)(2), 13e-4(e)(2), 13e-4(f)(1)(ii) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to Holders in a manner reasonably designed to inform them of such changes) and without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service. For purposes of this section, "business day" means any day other than Saturday, Sunday or a federal holiday, and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time. All Capital Securities tendered pursuant to the Tender Offer prior to any extension and not subsequently withdrawn will remain subject to the Tender Offer.

EFFECT OF TENDER

     Tenders of Capital Securities pursuant to one of the procedures described herein (and subsequent acceptance of such tender) by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Offer to Purchase, in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery (as defined below). The acceptance of the Tender Offer by a tendering Holder will constitute the agreement by such Holder to deliver good and marketable title to the tendered Capital Securities free and clear of all liens, charges, adverse claims, encumbrances, interest and restrictions of any kind.

ACCEPTANCE FOR PAYMENT, PAYMENT FOR CAPITAL SECURITIES AND ACCEPTANCE OF
CONSENTS

     Upon the terms and subject to the conditions of the Tender Offer (including, if the Tender Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will purchase, by accepting for payment, and will pay for, all Capital Securities validly tendered (and not withdrawn) prior to the Expiration Time no later than the Settlement Date in immediately available (same-day) funds.

     The Company expressly reserves the right, in its sole discretion, to delay acceptance for payment of Capital Securities tendered pursuant to the Tender Offer or the payment for the Capital Securities accepted for payment (subject to Rule 14e-1(c) under the Exchange Act) if any of the conditions of the Tender Offer shall not have been satisfied or waived or in order to comply, in whole or in part, with applicable law. In all cases, however, payments will be made in respect of Capital Securities tendered and accepted for payment pursuant to the Tender Offer only after timely receipt by the Depositary at its address on the back cover hereof of (1) certificates for all physically delivered Capital Securities in proper form for transfer or confirmation of a book-entry transfer of such Capital Securities into the Depositary's account at DTC (as defined below) pursuant to the procedures set forth herein, (2) a properly completed and duly executed Letter of Transmittal or a properly transmitted Agent's Message (as defined herein), and (3) any other documents required by the Letter of Transmittal, in each case together with any applicable signature guarantees. IN NO CIRCUMSTANCES WILL INTEREST ON ANY PAYMENTS BE PAID BY REASON OF ANY DELAY IN MAKING SUCH PAYMENTS.

     For purposes of the Tender Offer, the Company shall be deemed to have accepted for payment tendered Capital Securities as, if and when, the Company gives oral or written notice to the Depositary of the Company's acceptance of such Capital Securities for payment. Upon the terms and subject to the conditions of the Tender Offer, payment for the Capital Securities so accepted will be made by deposit of the Total Consideration or the Tender Offer Consideration therefor with the Depositary. The Depositary will act as agent for the tendering Holders for the purpose of receiving payment from the Company and then transmitting payment to or at the direction of such Holders. Partial tenders of Capital Securities will be accepted only in liquidation amounts equal to $100,000 or integral multiples thereof; provided, however, that if a Holder tenders less than all of the Capital Securities held by it, the Capital Securities retained by such Holder must have an aggregate liquidation amount of at least $100,000.

     For the purposes of the Consent Solicitation, Consents validly received by the Depositary will be deemed to have been accepted if, as and when (1) the Company and the Trustees execute the Supplemental Indenture and (2) the Company has accepted Capital Securities satisfying the Minimum Condition for purchase and payment pursuant to the Tender Offer.

     If any tendered Capital Securities are not accepted for payment for any reason, or if Capital Securities in a liquidation amount in excess of the liquidation amount indicated as being tendered on the Letter of Transmittal are submitted, Capital Securities in a liquidation amount equal to the liquidation amount not tendered or accepted will be issued, without expense, to the tendering Holders, as promptly as practicable following the expiration or termination of the Tender Offer.

     The Company reserves the right to transfer or assign, in whole, at any time or in part from time to time, to one or more of its affiliates, the right to purchase Capital Securities tendered pursuant to the Tender Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Tender Offer or prejudice the rights of the tendering Holders to receive payments for Capital Securities validly tendered and accepted for payment pursuant to the Tender Offer.

     The Company intends initially that all Capital Securities purchased pursuant to the Tender Offer shall be held by the Company.

     Unless an exemption applies under applicable law and regulations, the Depositary will be required to withhold, and will withhold, 31% of the gross proceeds payable to a Holder or other payee pursuant to the Tender Offer unless the Holder or other payee provides such Holder's taxpayer identification number (social security number or employer identification number) and certifies that such number is correct. Each Holder tendering Capital Securities (and, if applicable, each other payee) should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proven in a manner satisfactory to the Company and the Depositary. In certain instances, the Depositary will be required to withhold, and will withhold, 30% (or a reduced rate pursuant to a tax treaty) from the amount payable pursuant to the Tender Offer to a foreign Holder or such Holder's agent. In order for a foreign person to qualify for an exemption, that Holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. Backup withholding is not an additional tax; any amounts so withheld may be credited against the U.S. federal income tax liability of the Holder, or refunded if the amounts withheld exceed such liability. See "Certain U.S. Federal Income Tax Considerations" below.

PROCEDURES FOR TENDERING CAPITAL SECURITIES AND DELIVERING CONSENTS

     Holders wishing to participate in the Tender Offer must tender Capital Securities in accordance with the procedures set forth herein and in the Letter of Transmittal prior to the Expiration Time. HOLDERS WHO DESIRE TO TENDER THEIR CAPITAL SECURITIES PURSUANT TO THE TENDER OFFER AND RECEIVE PAYMENT THEREFOR ARE REQUIRED TO DELIVER A CONSENT TO THE PROPOSED AMENDMENTS. THE PROPER TENDER OF CAPITAL SECURITIES PURSUANT TO ONE OF THE PROCEDURES SET FORTH HEREIN (AND IF REQUIRED, DELIVERY OF A PROXY) WILL CONSTITUTE THE GIVING OF A CONSENT TO THE PROPOSED AMENDMENTS AND EXECUTION OF THE SUPPLEMENTAL INDENTURE. Any Holder who desires to tender its Capital Securities pursuant to the Tender Offer and receive the Total Consideration (which includes the Consent Payment) are required to deliver its Consent to the Proposed Amendments (and if required, deliver a Proxy) prior to the Consent Time. Holders may not deliver Consents without tendering their Capital Securities pursuant to the Tender Offer. No record date is fixed for determining which persons are permitted to tender Capital Securities, although any Holder tendering Capital Securities pursuant to the Tender Offer who was not the Holder as of the Record Date must deliver a Proxy of the Holder as of the Record Date in order to tender.

     GENERALLY, ONLY REGISTERED HOLDERS ARE AUTHORIZED TO TENDER THEIR CAPITAL SECURITIES AND CONSENT TO THE PROPOSED AMENDMENTS. THE PROCEDURES BY WHICH CAPITAL SECURITIES MAY BE TENDERED AND CONSENTS GIVEN BY BENEFICIAL OWNERS THAT ARE NOT REGISTERED HOLDERS WILL DEPEND UPON THE MANNER IN WHICH THE CAPITAL SECURITIES ARE HELD, AS DESCRIBED BELOW.

     THE METHOD OF DELIVERY OF CAPITAL SECURITIES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED BELOW) OR ANY ACCEPTANCE OF AN AGENT'S MESSAGE (AS DEFINED BELOW) TRANSMITTED THROUGH ATOP (AS DEFINED BELOW), IS AT THE ELECTION AND RISK OF THE HOLDERS AND WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT OR HAND DELIVERY SERVICE, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO CAPITAL SECURITIES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY OR THE TRUST.

     Tender of Capital Securities Held through a Nominee. Any beneficial owner of Capital Securities that are held of record by a broker, dealer, commercial bank, trust company or other nominee who wishes to tender Capital Securities should contact such Holder promptly and instruct such Holder to tender the Capital Securities and deliver a Consent on the beneficial owner's behalf according to one of the procedures described herein. A letter of instructions is contained in the tender and solicitation materials provided along with this Offer to Purchase which may be used by a beneficial owner to instruct the Holder to tender Capital Securities and deliver Consents.

     Tender of Capital Securities Held With DTC. Pursuant to the authority granted by The Depositary Trust Company ("DTC"), any DTC participant that has Capital Securities credited to its DTC account (and thereby held of record by DTC's nominee) may directly tender such Capital Securities and deliver Consents with respect thereto as if it were the Holder thereof (and references herein to Holders shall include such participants).

     Promptly after the date of this Offer to Purchase, the Depositary will make a request to establish accounts with respect to the Capital Securities at DTC (the "Book-Entry Transfer Facility") for the purpose of facilitating the transfer of Capital Securities pursuant to the Tender Offer and the delivery of Consents pursuant to the Consent Solicitation. Any DTC participant may tender Capital Securities and deliver Consents with respect thereto by (a) effecting a book-entry transfer of all Capital Securities to be tendered in the Tender Offer into the account of First Chicago Trust Company of New York, as Depositary, at DTC, in accordance with DTC's procedures for such transfer and (b) completing and signing the Letter of Transmittal in accordance with the instructions set forth therein and delivering such properly completed and signed Letter of Transmittal, together with any signature guarantees and other documents required thereby, to the Depositary at its address set forth on the back cover of this Offer to Purchase, in each case prior to the Consent Time (in order to receive the Total Consideration) or the Expiration Time (in order to receive the Tender Offer Consideration).

     Timely book-entry delivery requires receipt of a confirmation of a book-entry transfer into the Depositary's account at DTC (a "Book-Entry Confirmation") by the Depositary prior to the Consent Time (in order to receive the Total Consideration), or the Expiration Time (in order to receive the Tender Offer Consideration). Only after the Consent Time may the guaranteed delivery procedures described below be used. In addition, although delivery of Capital Securities may be effected through book-entry transfer into the Depositary's account at DTC, an Agent's Message (as defined below) in connection with a book-entry transfer, together with any required signature guarantees and other required documents, must, in any case, be delivered or transmitted to and received by the Depositary at the address set forth on the back cover of this Offer to Purchase (1) prior to the Consent Time to receive payment of the Total Consideration, or (2) after the Consent Time but prior to the Expiration Time to receive payment of the Tender Offer Consideration. Delivery of a Letter of Transmittal or other documents to DTC will not constitute a valid delivery to the Depositary.

     The Depositary and DTC have confirmed that the Tender Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may, in lieu of physically completing, signing and delivering to the Depositary the Letter of Transmittal, electronically transmit their acceptance of the Tender Offer (and thereby deliver their Consent to the Proposed Amendments and execution of the Supplemental Indenture) through ATOP by causing DTC to transfer Capital Securities to the Depositary's DTC Account in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Depositary.

     Delivery of tendered Capital Securities by a book-entry transfer must be made to the Depositary pursuant to the book-entry procedures set forth herein prior to the Consent Time in order to receive the Total Consideration. HOLDERS WHO VALIDLY TENDER THEIR CAPITAL SECURITIES PURSUANT TO SUCH PROCEDURES AFTER THE CONSENT TIME BUT PRIOR TO THE EXPIRATION TIME WILL NOT RECEIVE THE CONSENT PAYMENT. AFTER THE CONSENT TIME, IF A BOOK-ENTRY TRANSFER OF CAPITAL SECURITIES CANNOT BE COMPLETED PRIOR TO THE EXPIRATION TIME, THE TENDERING DTC PARTICIPANT MAY COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES SET FORTH BELOW.

     By executing a Letter of Transmittal as set forth above or providing an Agent's Message in connection with a book-entry transfer, a tendering Holder consents to the Proposed Amendments. Such Consent may not be revoked except by a proper revocation of such Consent and the concurrent withdrawal of the related Capital Securities. See "-- Withdrawal and Revocation Rights."

     The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the DTC participant tendering the Capital Securities, that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal (including, without limitation, to the extent applicable, the fact that such participant has consented to the Proposed Amendments and to the terms of the Letter of Transmittal) and that the Company may enforce such agreement against such DTC participant.

     Tender of Capital Securities Held in Physical Form. A Holder of Capital Securities held in physical form must comply with the following instructions to tender Capital Securities in the Tender Offer: (1) complete and sign the Letter of Transmittal in accordance with the instructions set forth therein, and (2) deliver the properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), together with any required signature guarantees and other required documents, and the Capital Securities covered thereby in physical form suitable for transfer to the Depositary at the address set forth on the back cover of this Offer to Purchase prior to the Consent Time or Expiration Time; provided, however, that after the Consent Time but prior to the Expiration Time, the tendering Holder may instead comply with the guaranteed delivery procedures set forth below. In order to receive the Consent Payment, the Capital Securities and the Letter of Transmittal must be received by the Depository prior to the Consent Time.

     If tendered physical Capital Securities are registered in the name of a person other than the signer of a Letter of Transmittal, then, in order to validly tender such Capital Securities pursuant to the Tender Offer, such Capital Securities must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as the name(s) of such registered Holder(s) appear on the Capital Securities, with the signature(s) on the Capital Securities or instruments of transfer guaranteed as provided below. In addition, a tendering Holder who was not the Holder as of the Record Date must deliver a properly executed Proxy to the Depositary with the Letter of Transmittal consenting to the Proposed Amendments and execution of the Supplemental Indenture.

     LETTERS OF TRANSMITTAL AND PHYSICAL CAPITAL SECURITIES MUST BE SENT ONLY TO THE DEPOSITARY. DO NOT SEND LETTERS OF TRANSMITTAL OR CAPITAL SECURITIES TO THE COMPANY, THE INFORMATION AGENT, DTC OR THE DEALER MANAGER.

     If any tendered Capital Securities are not accepted for tender because of an invalid tender, the occurrence of certain other events set forth herein, the withdrawal of tendered Capital Securities under circumstances, as described herein, permitting such withdrawal or otherwise, or if Capital Securities are submitted for a greater liquidation amount than the Holder thereof desires to tender, any such unaccepted or non-exchanged Capital Securities will be returned, without expense, to the tendering Holder thereof or, in the case of the Capital Securities tendered by book-entry transfer, such Capital Securities will be credited to an account maintained at DTC from which such Capital Securities were tendered, as promptly as practicable after the expiration or termination of the Tender Offer.

     Guaranteed Delivery Procedures. If a Holder desires to accept the Tender Offer and tender Capital Securities after the Consent Time and the Capital Securities are not immediately available or time will not permit a Letter of Transmittal or the Capital Securities to reach the Depositary on or prior to the Expiration Time or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may nevertheless be made, with the effect that such tender will be deemed to have been received prior to the Expiration Time, if all of the following conditions are met:

          (a) such tender is made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery (a "Notice of Guaranteed Delivery"), in the form provided by the Company herewith, or an Agent's Message with respect to a guaranteed delivery that is accepted by the Company, is received by the Depositary prior to the Expiration Time; and

          (c) a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or a properly transmitted Agent's Message, as well as the certificate(s) representing all tendered Capital Securities in proper form for transfer or confirmation of a book-entry transfer of such Capital Securities into the Depositary's account at DTC, and all other documents required by such Letter of Transmittal are received by the Depository within two NYSE trading days after the Expiration Time.

     HOLDERS SHOULD BE AWARE THAT, PRIOR TO THE CONSENT TIME, CONSENTS CANNOT BE DELIVERED USING THE GUARANTEED DELIVERY PROCEDURES AND THAT USE OF THE GUARANTEED DELIVERY PROCEDURES WILL RESULT IN A HOLDER BEING INELIGIBLE TO RECEIVE THE CONSENT PAYMENT WITH RESPECT TO THE CAPITAL SECURITIES SO DELIVERED.

     The Notice of Guaranteed Delivery may be sent by hand delivery, facsimile transmission or mail to the Depositary at its address on the back cover of this Offer to Purchase and must include a guarantee by a Medallion Signature Guarantor (as defined below) or an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Failure to complete the guaranteed delivery procedure outlined above will not, of itself, affect the validity of, or affect a revocation of, any Consent properly executed by a Holder of Capital Securities who attempted to use the guaranteed delivery procedures.

     Unless Capital Securities being tendered by the above-described guaranteed delivery procedures are deposited with the Depositary within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal (or an Agent's Message) and any other required documents and signature guarantees), the Company may, at its option, reject the tender. A form of Notice of Guaranteed Delivery which may be used by an Eligible Institution for the purposes of guaranteed delivery is provided with the tender and solicitation material.

     Notwithstanding any other provision hereof, acceptance of tendered Notes pursuant to the Tender Offer will, in all cases, be made only after timely receipt by the Depositary of (i) the Capital Securities or a Book-Entry Confirmation of the delivery of Capital Securities, (ii) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) or, in the case of book-entry transfer, an Agent's Message, and (iii) any other documents required by the Letter of Transmittal.

     UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON USING THE GUARANTEED DELIVERY PROCEDURES. PAYMENTS IN RESPECT OF ANY CAPITAL SECURITIES TENDERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES WILL BE THE SAME AS THAT FOR EQUIVALENT CAPITAL SECURITIES DELIVERED TO THE DEPOSITARY IN ACCORDANCE WITH THE PROVISIONS HEREOF PRIOR TO THE EXPIRATION TIME, EVEN IF THE CAPITAL SECURITIES TO BE DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES ARE NOT DELIVERED TO THE DEPOSITARY IN A TIMELY MANNER AS DESCRIBED ABOVE AND THEREFORE PAYMENT BY THE DEPOSITARY ON ACCOUNT OF SUCH CAPITAL SECURITIES IS NOT MADE UNTIL AFTER THE SETTLEMENT DATE.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Capital Securities tendered will be determined by the Company in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Capital Securities that are not in proper form or the acceptance of which would, in the opinion of the Company or counsel for the Company, be unlawful. The Company also reserves the absolute right to waive certain of the conditions to the Tender Offer or any irregularities or defects in the tender of Capital Securities. The Company's interpretation of the terms and conditions of the Tender Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tenders of Capital Securities must be cured within such time as the Company shall determine. None of the Company, the Depositary and any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Capital Securities nor shall any of them incur any liability for failure to give such notification. Tenders of Capital Securities will not be deemed to have been made until such defects or irregularities have been cured or waived.

     Proper Execution and Delivery of Letters of Transmittal. Letters of Transmittal must be executed in exactly the same manner as the name appears on the books and records of the Trust. If any Capital Securities to which a Letter of Transmittal relates are held by two or more joint Holders, all such Holders must sign the Letter of Transmittal. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, must submit proper evidence satisfactory to the Company of such person's authority to act. If Capital Securities are registered in different names, separate Letters of Transmittal must be executed covering each form of registration.

     If a tendering Holder was not the record Holder of the Capital Securities as of the Record Date, the Letter of Transmittal must be accompanied by a Proxy, in a form satisfactory to the Company, in its sole discretion, duly executed by the Holder with the signature guaranteed as set forth below confirming the transfer of the Capital Securities and the right of the present Holder to execute the form of Consent.

     Except as otherwise provided below, all signatures on Letters of Transmittal and Notices of Withdrawal (as defined below) must be guaranteed by a recognized member of the Medallion Signature Guarantee Program (a "Medallion Signature Guarantor") or an Eligible Institution. Signatures on a Letter of Transmittal need not be guaranteed if (i) such Letter of Transmittal is signed by the registered Holder of the Capital Securities tendered therewith or by a DTC participant whose name appears on a security position listing as the owner of Capital Securities tendered through DTC and such Holder has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) the Capital Securities that are the subject thereof are tendered for the account of an Eligible Institution. An Eligible Institution is a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States.

     No alternative, conditional, irregular or contingent tenders or Consents will be accepted. By executing the Letter of Transmittal (or manually signed facsimile thereof) or transmitting an Agent's Message, the tendering Holders of Capital Securities waive any right to receive any notice of the acceptance for payment of the Capital Securities.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Letters of Transmittal determined by the Depositary not to be in proper form or the acceptance of which, in the opinion of the Company or counsel to the Company, may be unlawful.

     Tendering Holders should indicate in the applicable box in the Letter of Transmittal the name and address to which payments or substitute certificates evidencing Capital Securities for amounts not tendered or not accepted for payment are to be issued or sent, if different from the name and address of the person signing such Letter of Transmittal. In the case of payment or issuance in a different name, the employer identification or social security number of the person named must also be indicated and a Substitute Form W-9 for such recipient must be completed. If no such instructions are given, such payments, or Capital Securities not tendered or not accepted, as the case may be, will be returned to the registered Holder of Capital Securities tendered at the address listed in the register maintained by the Trustee (or in the case of Capital Securities tendered by book-entry transfer into the Depositary's account at DTC pursuant to the procedure set forth under "-- Procedures for Tendering Capital Securities and Delivering Consents," such Capital Securities will be credited to the account maintained at DTC from which such Capital Securities were delivered).

WITHDRAWAL AND REVOCATION RIGHTS

     Tenders of Capital Securities may be withdrawn at any time prior to the Expiration Time. Thereafter, such tenders are irrevocable, except that they may be withdrawn after January 9, 1998, unless previously accepted for payment as provided in this Offer to Purchase. Consents may be concurrently revoked at any time prior to the Consent Time so long as any Capital Securities tendered therewith are concurrently withdrawn. After the Consent Time, Consents are irrevocable.

     A valid withdrawal of tendered Capital Securities effected prior to the Consent Time shall be deemed a concurrent revocation of the related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Capital Securities.

     For a withdrawal to be effective, (1) a written notice (the "Notice of Withdrawal") must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase or (2) the appropriate procedures of DTC's ATOP system must be complied with. Any such Notice of Withdrawal must (a) specify the name of the person having deposited the Capital Securities to be withdrawn, (b) identify the Capital Securities to be withdrawn including the certificate number or numbers (unless the Capital Securities were tendered by book-entry transfer, in which case the name and number of the account at DTC to be credited with the withdrawn Capital Securities must be specified) and liquidation amount of such Capital Securities, (c) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Capital Securities were tendered (including any required signature guarantees) or be accompanied by a bond power, and a properly competed irrevocable proxy, in each case in the name of the person withdrawing the tender and revoking the Consent, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder, and (d) specify the name in which such Capital Securities are to be registered, if different from the person who tendered such Capital Securities, pursuant to such documents of transfer. A purported Notice of Withdrawal which lacks any of the required information will not be an effective withdrawal of a tender previously made. Withdrawal of Capital Securities (and the concurrent revocation of Consents) can only be accomplished in accordance with the foregoing procedures.

     Any permitted withdrawal of a tender of Capital Securities may not be rescinded, and any Capital Securities so withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offers; provided, however, that withdrawn Capital Securities may again be tendered by following the procedures for tendering at or prior to the Consent Time or to the Expiration Time, as the case may be.

     Any Capital Securities that have been tendered for purchase but are withdrawn will be returned to the Holder thereof without cost to such Holder or, in the case of Capital Securities tendered by book-entry transfer into the Depositary's accounts at DTC pursuant to the book-entry transfer procedures described above, such Capital Securities will be credited to an account maintained with DTC for the Capital Securities as soon as practicable after withdrawal.

     ALL QUESTIONS AS TO THE VALIDITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL WILL BE DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION, WHOSE DETERMINATION WILL BE FINAL AND BINDING. NONE OF THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER AND ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL, OR INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION.

CONDITIONS OF THE TENDER OFFER

     Notwithstanding any other provisions of the Tender Offer, and in addition to (and not in limitation of) the Company's rights to extend and amend the Tender Offer at any time in its sole discretion, the Company shall not be required to accept for payment and may delay the acceptance or, subject to the restriction referred to above, the tender of any Capital Securities, and may terminate the Tender Offer as to any Capital Securities not then tendered, if at any time at or prior to the Expiration Date, any of the following events shall occur or shall be determined by the Company to have occurred:

          (a) the Minimum Consent Condition shall not have been satisfied;

          (b) the Minimum Condition shall not have been satisfied;

          (c) any action or proceeding is instituted or threatened in any court or by or before any governmental authority or other regulatory or administrative agency, domestic or foreign, with respect to the Tender Offer which, in the sole judgment of the Company, might prohibit, prevent or otherwise impair the ability of the Company to proceed with the Tender Offer or have a material adverse effect on the contemplated benefits of the Tender Offer to the Company, or there shall have occurred any material adverse developments in any existing action or proceeding with respect to the Company or any of its subsidiaries or affiliates;

          (d) there shall have been proposed (including any proposed or pending legislature in existence as of the date hereof), adopted or enacted into law any legislation, rule or regulation, or any action shall have been taken or proposed that would materially increase the after-tax cost of the Tender Offer, or the transactions contemplated hereby or that might, in the sole judgment of the Company, have any of the effects set forth in (c) above;

          (e) there shall have occurred or be likely to occur any change, or development involving a prospective change, in or affecting the business or financial affairs of the Company or any of its subsidiaries or affiliates which, in the sole judgment of the Company, would or might prohibit, restrict or delay consummation of the Tender Offer or materially impair the contemplated benefits of the Tender Offer to the Company;

          (f) there shall have been proposed, adopted or enacted any law, statute, rule or regulation which, in the sole judgment of the Company, might reasonably be expected to prohibit, restrict or delay consummation of the Tender Offer or materially impair the contemplated benefits of the Tender Offer to the Company; or

          (g) there shall have occurred: (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities listed on the NYSE, the American Stock Exchange, the Nasdaq National Market, or in the over-the-counter market (whether or not mandatory); (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks or savings and loan associations by federal or state authorities in the United States whether or not mandatory); (iii) a commencement of a war, armed hostilities or other international or national crises directly or indirectly involving the United States; (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; (v) any significant change in the United States currency exchange rates or a suspension of, or limitation on, the markets therefor (whether or not mandatory); (vi) any significant change in the United States securities or financial markets generally; or (vii) in the case of any of the foregoing existing at the time of the commencement of the Tender Offer, a material acceleration or worsening thereof.

     If any of the foregoing events shall have occurred, the Company may: (i) delay acceptance for tender of any Capital Securities (regardless of whether such Capital Securities were previously accepted for tender) pending receipt of any regulatory approval described above or to comply with any other applicable law; (ii) terminate the Tender Offer and refuse to accept for payment of any Capital Securities and return all tendered Capital Securities to tendering Holders thereof; (iii) extend the Tender Offer and retain all tendered Capital Securities until the Expiration Date, subject, however, to all withdrawal rights of the Holders; (iv) waive or modify certain of the unsatisfied conditions with respect to the Tender Offer and accept all properly tendered Capital Securities subject to the terms and limitations of the Tender Offer; or (v) amend the terms of the Tender Offer in any respect. Although the Company has no present intention of waiving or modifying any of the conditions of the Tender Offer, the Company expressly reserves the right to waive or modify, to the extent permitted by law, any of such conditions to which the Company and/or the Holders of Capital Securities may be exposed or any additional risks which cannot now be predicted or evaluated.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such conditions and may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties. If the Company waives any material condition of the Tender Offer, the Company will promptly disclose such waiver and extend the Tender Offer to the extent required by Rule 13e-4(d)(2), 13e-4(e)(2), 13e-4(f)(1)(ii) and 14e-1 under the Exchange Act.

     The minimum period during which the Tender Offer must remain open following material changes in the terms of the Tender Offer or the information concerning the Tender Offer depends upon the facts and circumstances, including the relative materiality of such terms or information. See "-- Expiration Time, Extensions, Termination and Amendments" above.

SOURCE AND AMOUNT OF FUNDS

     Assuming that the Company purchases all of the outstanding Capital Securities, aggregating to $100,000,000 in liquidation amount, pursuant to the Tender Offer at a Total Consideration of $1,347.33 per $1,000 liquidation amount, the Company expects the maximum aggregate cost of the Tender Offer to be approximately $134,733,000.

     In order to purchase the Capital Securities pursuant to the Tender Offer, GMACI, as the direct parent of the Company, will make a capital contribution to the Company in an amount in excess of the sum of the maximum aggregate cost of the Tender Offer and the fees and expenses related thereto. GMACI intends to fund such capital contribution to the Company through a combination of a capital contribution to GMACI by GMAC, the direct parent of GMACI, and loans pursuant to an intercompany credit facility to be entered into between GMACI and GMAC. The terms and conditions of the intercompany credit facility are not yet known, although such facility is expected to have a five year term and interest rate approximates to GMAC's cost of borrowing.

     It is anticipated that the indebtedness incurred by GMACI through the borrowing described above will be repaid from sources generated internally by GMACI and by its subsidiaries, including the Company, through dividends to GMACI, and from other sources. No final decisions have been made concerning the method by which GMACI plans to repay such indebtedness. Such decisions will be made based upon GMACI's review from time to time of the advisability of particular actions, as well as on prevailing rates and financial and other economic conditions.

THE DEALER MANAGER

     The Company has engaged Morgan Stanley to act as exclusive Dealer Manager and Solicitation Agent in connection with the Tender Offer and the Consent Solicitation and to provide certain financial advisory services to the Company in connection therewith. Any Holder who has questions concerning the terms of the Tender Offer or the Consent Solicitation may contact the Dealer Manager at the address and telephone number set forth on the back cover of this Offer to Purchase.

     The Company has agreed to pay the Dealer Manager pre-determined compensation for the Dealer Manager's services and to reimburse the Dealer Manager for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel. The Company has agreed to indemnify the Dealer Manager against certain liabilities, including certain liabilities under the federal securities laws. The Dealer Manager has provided in the past, and currently is providing, other investment banking and financial advisory services to GMAC and its affiliates.

THE DEPOSITARY

     First Chicago Trust Company of New York has been appointed as Depositary for the Tender Offer. Letters of Transmittal and all correspondence in connection with the Tender Offer should be sent or delivered by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address and telephone numbers set forth on the back cover of this Offer to Purchase.

     Any Holder who has questions concerning tender procedures or whose Capital Securities have been mutilated, lost, stolen or destroyed should contact the Depositary at the address and telephone numbers set forth on the back cover of this Offer to Purchase.

INFORMATION AGENT

     D.F. King & Co., Inc. has been appointed as Information Agent for the Tender Offer and the Consent Solicitation. Requests for assistance or additional copies of this Offer to Purchase or the Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth on the back cover page of this Offer to Purchase. Holders of Capital Securities may also contact their broker, dealer, commercial bank or trust company for assistance concerning the Tender Offer.

FEES AND EXPENSES

     The expenses of soliciting tenders of the Capital Securities in the Tender Offer and soliciting Consents to the Proposed Amendments in the Consent Solicitation will be borne by the Company, including payment of the Dealer Manager's fees and expenses, as described above, and the reasonable and customary fees of the Depositary and Information Agent and their reasonable out-of-pocket expenses in connection with their services. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Offer to Purchase and related documents to the beneficial owners of the Capital Securities and in handling and forwarding tenders for their customers. The fees and expenses associated with the Tender Offer and the Consent Solicitation are estimated by the Company to be $774,730.

     The Company will also pay any stock transfer taxes with respect to the transfer and sale of the Capital Securities to it or its order pursuant to the Tender Offer. If, however, payment is to be made to, or certificates for Capital Securities not purchased or tendered are to be registered in the name of, any person other than the registered Holder, or if tendered Capital Securities are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered Holder or such other person) payable on the account of the transfer to such person will be deducted from the Tender Offer Consideration unless evidence satisfactory to the Company of the payment of such taxes or an exemption therefrom is permitted.

                    DESCRIPTION OF THE TRUST SECURITIES AND
                       THE JUNIOR SUBORDINATED DEBENTURES

THE TRUST SECURITIES

     This summary of the material terms and provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to all of the provisions of the Trust Agreement, which is hereby incorporated herein by reference thereto. The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Together, the Capital Securities and the Common Securities are referred to herein as the "Trust Securities."

     On February 10, 1997, the Property Trustee and the Administrators on behalf of the Trust issued $100,000,000 aggregate liquidation amount of 10 3/4% Capital Securities, Series A (the "Series A Capital Securities") and $3,093,000 aggregate liquidation amount of the Common Securities. Such securities were issued and sold in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act.

     On July 7, 1997, pursuant to an Exchange Offer made by the Company and the Trust (the "Exchange Offer"), the Trust exchanged the Capital Securities for all of the outstanding Series A Capital Securities. The Capital Securities exchanged in the Exchange Offer were registered under the Securities Act pursuant to a Registration Statement filed with the Commission. The terms of the Capital Securities are substantially identical to the terms of the former Series A Capital Securities, except that the Capital Securities (i) have been registered under the Securities Act and do not contain terms restricting the transfer of such securities, (ii) are entitled, to the extent applicable, to the benefits of qualification of the Trust Agreement and Junior Subordinated Indenture under the Trust Indenture Act and (iii) do not provide for liquidated damages in certain circumstances under a certain Registration Rights Agreement relating to the issuance of the Series A Capital Securities.

     As of the Record Date, the aggregate liquidation amount outstanding with respect to the Capital Securities was $100,000,000. Distributions on the Capital Securities shall accumulate and be payable at a rate of 10 3/4% per annum of the liquidation amount of the Capital Securities with distributions payable on February 15 and August 15 of each year. The amount of Distributions shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Stated Maturity of the Capital Securities is February 15, 2027 (the "Stated Maturity"). The Company may, however, accelerate the Stated Maturity under certain limited circumstances, including the occurrence of a Tax Event (as defined in the Junior Subordinated Indenture), but in any event such Stated Maturity shall not be advanced to a date earlier than August 15, 2016.

     In addition to advancing the Stated Maturity, the Company may repay or redeem the Capital Securities in certain limited circumstances. Upon the repayment or redemption, in whole or in part, by the Company of the Junior Subordinated Debentures as set forth below, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a proportional amount of the Trust Securities, upon not less than 30 nor more than 60 days' notice to Holders, at a redemption price equal to the aggregate liquidation amount of the Trust Securities plus accumulated but unpaid distributions to the date of redemption plus the related amount of premium, if any, paid by the Company upon the concurrent redemption of the Junior Subordinated Debentures. If less than all of the Junior Subordinated Debentures are repaid or redeemed, then the proceeds from such repayment or redemption shall be allocated pro rata to the redemption of the Capital Securities and the Common Securities.

     The Company has the right to redeem the Junior Subordinated Debentures (thereby effecting a related redemption of Capital Securities and Common Securities as set forth above) prior to the Stated Maturity (i) on or after February 15, 2007 in whole at any time or in part from time to time or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event (as defined in the Junior Subordinated Indenture). No premium will be paid by the Company upon redemption made by reason of a Tax Event.

     The Common Securities rank pari passu, and payments will be made thereon pro rata with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Trust Agreement, the rights of the holders of the Common Securities to payment in respect of certain distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the Holders of the Capital Securities. The Common Securities have an aggregate liquidation amount equal to 3% of the total capital of the Trust, and all of the Common Securities of the Trust are owned by the Company.

     The proceeds to the Trust from the issuance and sale of the Common Securities and Series A Capital Securities were used to purchase all of the Series A Junior Subordinated Debentures. No cash consideration was received or paid in conjunction with the exchange of the Capital Securities for the Series A Capital Securities pursuant to the Exchange Offer.

THE JUNIOR SUBORDINATED DEBENTURES

     This summary of the material terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Junior Subordinated Indenture, which is hereby incorporated herein by reference thereto. The Junior Subordinated Indenture has been qualified under the Trust Indenture Act.

     On February 10, 1997, $103,093,000 aggregate principal amount of 10 3/4% Series A Junior Subordinated Deferrable Interest Debentures (the "Series A Junior Subordinated Debentures") were issued and sold by the Company to the Trust in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act. In connection with the Exchange Offer, the Company exchanged the Junior Subordinated Debentures for the Series A Junior Subordinated Debentures. Pursuant thereto, the Junior Subordinated Debentures were registered under the Securities Act.

     All of the Junior Subordinated Debentures were issued to the Trust and each Junior Subordinated Debenture is currently held in the name of the Property Trustee for the benefit of the Holders of the Capital Securities. The Junior Subordinated Debentures are unsecured and rank junior and are subordinate in right of payment, to all Senior Indebtedness (as that term is defined in the Junior Subordinated Indenture, the "Senior Indebtedness") of the Company.

                  GUARANTEE OF PAYMENTS OF CAPITAL SECURITIES

SUMMARY

     The Company has, through the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Guarantee (as defined below), the Trust Agreement, and the Expense Agreement (as defined below) taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities.

THE GUARANTEE

     Concurrent with the issuance by the Trust of the Series A Capital Securities, the Company delivered a guarantee for the benefit of the Holders from time to time of such Series A Capital Securities (the "Original Guarantee"). In connection with the Exchange Offer, the Original Guarantee was replaced with a guarantee registered pursuant to the Securities Act (the "Guarantee"). First Union National Bank of North Carolina acts as trustee under the Guarantee, and holds the Guarantee for the benefit of the Holders of the Capital Securities. This summary of the material terms and provisions of the Guarantee does not purport to be complete and is subject to, and is qualified in its entirety by the Guarantee, which is hereby incorporated herein by reference thereto.

     The Guarantee is an irrevocable and unconditional guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, but applies only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee does not cover payment of amounts payable to the Holders of the Capital Securities when the Trust does not have sufficient funds to pay such amounts.

     The Guarantee ranks subordinate and is junior in right of payment to all Senior Indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligation under the Guarantee is effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants may look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Junior Subordinated Indenture or any other indenture that the Company may enter into in the future or otherwise.

THE EXPENSE AGREEMENT

     This summary of the material terms and conditions of the Expense Agreement does not purport to be complete and is subject to, and is qualified in its entirety by the Expense Agreement, which is hereby incorporated herein by reference thereto.

     Pursuant to an Agreement as to Expenses and Liabilities entered into by the Company under the Trust Agreement (the "Expense Agreement"), the Company irrevocably and unconditionally guarantees to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the Holders of the Capital Securities and the Common Securities the amounts due such Holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. The Expense Agreement constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Guarantee and the Junior Subordinated Debentures.

RELATIONSHIP AMONG AND EFFECT OF THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES, THE JUNIOR SUBORDINATED INDENTURE, THE TRUST AGREEMENT THE GUARANTEE AND THE EXPENSE AGREEMENT

     Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to pay distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a Holder of the Capital Securities is to institute a legal proceeding directly against the Company for enforcement of payment of such distributions to such Holder. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

     As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount of the Junior Subordinated Debentures is equal to the sum of the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate, distribution dates and other payment dates for the Capital Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to Holders of its Capital Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with, and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

                            THE PROPOSED AMENDMENTS

     It is a condition to participation in the Tender Offer that each Holder of Capital Securities delivers its Consent to the Proposed Amendments. The Proposed Amendments are being presented as a single unified proposal.

     Although the Supplemental Indenture will be executed prior to acceptance of the Capital Securities under the Tender Offer, the Proposed Amendments set forth in the Supplemental Indenture will not become operative until after the receipt of the Minimum Consent and upon acceptance for payment, and payment for, all Capital Securities relating to such Consents. If the Proposed Amendments become operative, the Holders of Capital Securities that remain outstanding after consummation of the Tender Offer will be bound by the Supplemental Indenture regardless of whether they consented to the Proposed Amendments. See "Certain Considerations."

     The following sets forth a brief description of the Proposed Amendments to the Junior Subordinated Indenture for which Consents are being sought pursuant to the Consent Solicitation. The summary of provisions of the Junior Subordinated Indenture set forth below is qualified in its entirety by reference to the text of the Proposed Amendments, and to the full and complete terms contained in the proposed Supplemental Indenture. Capitalized terms appearing below in the amendment to the Junior Subordinated Indenture have the meanings assigned to the terms in such Junior Subordinated Indenture.

     The Proposed Amendments would eliminate the following covenants from the Junior Subordinated Indenture as follows:

          1. The covenant entitled "Additional Covenants" (Section 10.7 of the Junior Subordinated Indenture). Such elimination would permit the Company and any Subsidiary of the Company, at any time, to (i) declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock,
     (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company or (iii) make guarantee payments with respect to any guarantee by the Company of debt securities of any Subsidiary of the Company.

          2. The covenant entitled "Limitation on Indebtedness" (Section 10.8 of the Junior Subordinated Indenture). Such elimination would permit the Company and any Subsidiary of the Company to incur Debt without limitation.

     The Proposed Amendments would amend the following provisions of the Junior Subordinated Indenture as follows:

          1. The provision entitled "Deferrals of Interest Payment Dates" and the corresponding provisions appearing on the face of the Initial Security and the Registered Security (Sections 3.11, 2.1 and 2.2B of the Junior Subordinated Indenture). Such amendments would permit the Company to (i) declare dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, the Company's capital stock, (ii) make any payment of principal of or interest or premium on or repay, repurchase or redeem any debt securities of the Company or (iii) make any guarantee of the debt securities of any Subsidiary of the Company during any Extension Period.

          2. The provision entitled "Reports by Company" (Section 7.4 of the Junior Subordinated Indenture). Such amendment would require the Company to furnish reports, financial or otherwise to the Trustee, Holders and the Commission only as required by the Trust Indenture Act or any written interpretation thereof or pronouncement relating thereto or published or distributed by the Commission.

     The Proposed Amendments would delete those definitions from the Junior Subordinated Indenture where references to such definitions would be eliminated as a result of the foregoing, and add or amend those definitions as set forth in the Proposed Amendments.

     The foregoing summary does not purport to be comprehensive or definitive, and is qualified in its entirety by reference to the more complete description of the Proposed Amendments attached as Annex I to this Offer to Purchase. Holders should consider the effect of the Proposed Amendments on their position as such Holders if their Capital Securities are not purchased pursuant to the Tender Offer. See "Certain Considerations."

     THE PROPOSED AMENDMENTS CONSTITUTE A SINGLE PROPOSAL AND A TENDERING HOLDER MUST CONSENT TO THE PROPOSED AMENDMENTS AS AN ENTIRETY AND MAY NOT CONSENT SELECTIVELY WITH RESPECT TO CERTAIN OF THE PROPOSED AMENDMENTS.

     The elimination and modification affected by the Supplemental Indenture of the covenants and other provisions set forth in the Junior Subordinated Indenture will not become operative unless and until the Capital Securities under such Junior Subordinated Indenture are accepted for purchase by the Company.

     If the Proposed Amendments become effective, they will apply to all Capital Securities and each Holder of such Capital Securities that are not properly tendered and accepted for payment hereunder will be bound by such Proposed Amendments regardless of whether such Holder consented to the Proposed Amendments. The Capital Securities that are not tendered and accepted for payment pursuant to the Tender Offer will remain obligations of the Trust.

     Pursuant to the terms of the Junior Subordinated Indenture, the Proposed Amendments require the written consent of the Holders as of the Record Date of at least a majority in aggregate liquidation amount of the outstanding Capital Securities, excluding for such purposes any Capital Securities owned at the time by the Company or any of its affiliates.

     The valid tender by a Holder pursuant to the Tender Offer (and if required, delivery of a Proxy therewith) will be deemed to constitute the delivery of a Consent by such Holder to the Proposed Amendments.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of certain anticipated U.S. federal income tax considerations generally applicable to the Tender Offer and the Consent Solicitation under current law. The general summary set forth below is based upon current laws, regulations, rulings and judicial decisions, all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in the context of their specific investment circumstances or certain types of Holders subject to special treatment under such laws (e.g., financial institutions and tax-exempt organizations). In addition, the discussion does not address any aspects of foreign, state, local or other tax laws, or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations that may be applicable to particular Holders. Further, the summary below assumes that Holders hold their Capital Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this discussion, a "U.S. Holder" is a Holder of Capital Securities who or which is (i) a citizen or individual resident of the U.S. for income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof, (iii) an estate, the income of which is includible in its gross income for federal income tax purposes without regard to its source or
(iv) a trust, if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. trustees have the authority to control all substantial decisions of the trust.

     EACH HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISOR IN DETERMINING THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO THE PARTICULAR HOLDER OF CAPITAL SECURITIES PURSUANT TO THE TENDER OFFER AND THE CONSENT SOLICITATION OR ANY CHANGES IN APPLICABLE TAX LAWS SUBSEQUENT TO THE DATE HEREOF AND ANY PROPOSED LEGISLATION.

TAX CONSIDERATIONS FOR TENDERING AND CONSENTING HOLDERS

     In general, a U.S. Holder will recognize gain or loss on the sale of Capital Securities pursuant to the Tender Offer in an amount equal to the difference, if any, between its adjusted tax basis in the Capital Securities and the cash received by the U.S. Holder upon such sale (other than with respect to Accumulated Distributions, which if not yet included in income, will be treated as ordinary income). A U.S. Holder's adjusted tax basis in the Capital Securities generally will be the amount paid by such U.S. Holder for the Capital Securities plus any accrued original issue discount ("OID") (and, in the case of Capital Securities received in the Exchange Offer, generally would be the amount paid by such U.S. Holder for the Series A Capital Securities exchanged therefore). If applicable, a Holder's tax basis in the Capital Securities also would be increased by any market discount previously included in income by the Holder pursuant to an election to include market discount in income as it accrues and would be reduced by the accrual of any amortizable bond premium which the Holder has previously deducted from gross income on an annual basis. Subject to the "market discount" rules discussed below, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder's holding period for the Capital Securities (which, in the case of Capital Securities received in the Exchange Offer, would include the holding period of the Series A Capital Securities exchanged therefor) exceeds twelve months at the time of sale.

     A U.S. Holder (other than a U.S. Holder who made the election described below) who purchased Capital Securities with "market discount" (generally defined as the amount by which the stated redemption price at maturity of the Capital Securities exceeds the U.S. Holder's purchase price) subject to a statutory de minimis exception will be required to treat any gain recognized on the sale of the Capital Securities (including Capital Securities received in the Exchange Offer in exchange for a Series A Capital Securities with market discount) pursuant to the Tender Offer as ordinary income to the extent of the market discount that accrued (on a straight line basis or at the election of the Holder on a constant interest basis) during the holding period of such Capital Securities (which, in the case of Capital Securities received in the Exchange Offer, would include the holding period of the Series A Capital Securities exchanged therefor). A U.S. Holder who has elected under applicable provisions of the Code to include market discount in income as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Each U.S. Holder should consult its tax advisor with respect to the possible application of the market discount rules to such U.S. Holder.

     Although the matter is not free from doubt, the Company intends to treat the Consent Payment for U.S. federal income tax purposes as additional cash received in exchange for a Holder's Capital Securities. If the Consent Payment was treated as a separate fee for consenting to the Proposed Amendments, the U.S. federal income tax consequences are unclear.

TAX CONSIDERATIONS FOR NON-TENDERING HOLDERS

     A U.S. Holder who does not participate in the Tender Offer should not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the Proposed Amendments. The Internal Revenue Service (the "IRS") could assert, however, that, as a result of the modifications to the Capital Securities pursuant to the Proposed Amendments, a Holder who retains its Capital Securities should be treated as having exchanged, within the meaning of Section 1001 of the Code, its Capital Securities for new Capital Securities (the "New Capital Securities") in a taxable transaction.

     In such an exchange, such Holder would realize taxable gain or loss equal to the difference between the amount deemed realized by such Holder in the deemed exchange and its tax basis in the Capital Securities deemed to have been surrendered. A Holder's amount deemed realized would likely be the issue price of the New Capital Securities, which would likely be the liquidation amount of the New Capital Securities. If the Capital Securities are "publicly traded" within the meaning of the applicable Treasury Regulations, however, the issue price of the New Capital Securities (and a Holder's amount deemed realized) would be the fair market value of the Capital Securities at the time the exchange is deemed to occur. Nevertheless, the exchange would probably constitute a tax-free recapitalization, in which a Holder would recognize no loss and would recognize gain only to the extent, if any, of the fair market value of the excess of the "principal amount"

(within the meaning of Section 354 of the Code) of the New Capital Securities over the "principal amount" of the Capital Securities. If the exchange did not constitute a tax-free recapitalization, a Holder would recognize all of the realized gain or loss, and all or a portion of any recognized gain could be subject to ordinary income treatment if the Holder acquired its Capital Securities at a market discount.

     If the Proposed Amendments constitute an exchange for U.S. federal income tax purposes, the Capital Securities are "publicly traded" and the New Capital Securities have an issue price (i.e., fair market value) that is less than their liquidation amount, the New Capital Securities would generally have OID for U.S. federal income tax purposes. Accordingly, each Holder of New Capital Securities would generally be required to include OID in income as it accrues under a constant yield method in advance of cash payments attributable to such income (regardless of whether the Holder is a cash or accrual basis taxpayer).

REPORTING AND BACKUP WITHHOLDING

     The payment of either the Total Consideration or the Tender Offer Consideration generally will constitute reportable payments for U.S. federal income tax purposes.

     The receipt of the Tender Offer Consideration, any Consent Payment and any Accumulated Distributions by a Holder who tenders its Capital Securities may be subject to backup withholding at the rate of 31% with respect to such payments unless such Holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under these rules will be credited against the Holder's U.S. federal income tax liability. A Holder who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS.

PAYMENTS TO FOREIGN HOLDERS

     For purposes of this paragraph, a "Foreign Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. Under present U.S. income tax laws, payments of either the Total Consideration or the Tender Offer Consideration by the Company or any of its paying agents to any Foreign Holder of Capital Securities are generally subject to a 30% federal withholding tax absent qualification for an exception or reduced rate. Unless the Foreign Holder provides evidence of the application of an exception or reduced rate, 30% generally will be withheld from payments of income to Foreign Holders. As necessary, a properly executed statement claiming such reduced rate or exception should be delivered to the Depositary. A form of such statement can be obtained from the Depositary. A Foreign Holder may be eligible to claim a refund of such tax or a portion of such tax if such Foreign Holder is entitled to a reduced rate of withholding and the Company withheld at a higher rate. Foreign Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

     THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO THEM OF THE TENDER OFFER AND THE CONSENT SOLICITATION, INCLUDING THE EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN AND OTHER LAWS.

                             CERTAIN CONSIDERATIONS

     The following considerations, in addition to the other information described herein or incorporated herein by reference, should be carefully considered by each Holder of Capital Securities before deciding whether to participate in the Tender Offer. Holders should also see "Certain U.S. Federal Income Tax Considerations" for a general discussion of certain tax issues that should be considered and "The Proposed Amendments" set forth herein for a description of the Proposed Amendments in considering the consequences of the adoption thereof.

POTENTIAL ADVERSE EFFECTS OF THE PROPOSED AMENDMENTS ON NON-TENDERING HOLDERS

     Capital Securities not purchased pursuant to the Tender Offer will remain outstanding obligations of the Trust. If the Minimum Consent is received and the Supplemental Indenture is executed and the Proposed Amendments become operative, certain of the principal restrictive covenants contained in the Junior Subordinated Indenture will be amended or eliminated, thereby increasing the Company's financial and operating flexibility. The Junior Subordinated Indenture, as so amended, will continue to govern the terms of all Capital Securities issued pursuant thereto that remain outstanding after the consummation of the Tender Offer. The elimination (or, in certain cases, amendment) of these restrictive covenants and other provisions would permit the Company to, among other things, incur indebtedness, pay dividends or make other restricted payments, and make certain guarantees. In addition, the Company will not be required to provide currently required disclosure documents to the Commission or to the Trustees, unless otherwise required by law. As a result, the changes to the Junior Subordinated Indenture effected by the Supplemental Indenture may increase the credit risk to non-tendering Holders and may otherwise adversely affect the interests of non-tendering holders. See "The Proposed Amendments."

POTENTIAL ADVERSE EFFECTS OF THE TENDER OFFER ON MARKET FOR CAPITAL SECURITIES

     The trading market for Capital Securities that are not tendered and accepted for payment could become more limited due to the reduction in the amount of Capital Securities outstanding after the Tender Offer, which might adversely affect the liquidity and market price of such Capital Securities. While the Capital Securities are currently traded over-the-counter, the market for the Capital Securities that remain outstanding may be even more limited. As a result, such Capital Securities may trade at a discount (or a premium) depending on prevailing interest rates, the market for securities with similar credit features, the performance of the Company and other factors. Furthermore, the prices at which any such trading occurs in the Capital Securities could be extremely volatile if the amount of such Capital Securities outstanding after the Tender Offer is substantially reduced. There can be no assurance that an active market in such Capital Securities will exist following consummation of the Tender Offer and no assurance as the prices at which such Capital Securities may trade.

     Although the Company has no current intention to do so, it reserves the right in its sole discretion to purchase and make offers for any Capital Securities that remain outstanding subsequent to the Expiration Time or, as set forth under "The Tender Offer and the Consent Solicitation -- Expiration Time, Extensions, Termination and Amendments" below, to terminate the Tender Offer and, to the extent permitted by applicable law, to purchase Capital Securities in the open market, in privately negotiated transactions or otherwise. Following consummation of the Tender Offer, the terms of any such purchases or offers could differ from the terms of the Tender Offer.

                         TRANSACTIONS AND ARRANGEMENTS
                       CONCERNING THE CAPITAL SECURITIES

     Based upon the Company's records and upon information provided to the Company by its directors, executive officers and affiliates, neither the Company nor, to the Company's knowledge, any of the directors or executive officers of the Company, any person controlling the Company, nor any associate of any of the foregoing, has effected any transactions in the Capital Securities during the 40 business days prior to the date hereof.

     Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Tender Offer or the Consent Solicitation between the Company and any of its directors or officers, the Trust, the Trustees and the Administrators and any person with respect to any securities of the Company or the Trust, including the Capital Securities, the Common Securities and the Junior Subordinated Debentures.

     The acquisition of the Company through merger, making the Company a direct subsidiary of GMACI, effected a change of control of the Company. Pursuant thereto and as required by the Trust Agreement, each Holder has the right to require the Trust to repurchase any or all Capital Securities of such Holder at a cash price equal to 101% of the aggregate liquidation amount of such Capital Securities plus accumulated and unpaid distributions thereon to, but not including, the Repurchase Date (as defined in the Trust Agreement), subject to certain limitations as set forth in the Trust Agreement. Notices of this right to cause a repurchase were sent to all Holders on or about October 21, 1997, and such Holders have until thirty days after receipt of such notice to elect their right to cause such repurchase ("Election Date").

     Holders are advised that, although they may exercise the right to cause a repurchase any time prior to the Election Date, Holders doing so will not be entitled to participate in the Tender Offer and the Consent Solicitation and receive the Total Consideration or the Tender Offer Consideration, as the case may be, to the extent that the right to cause repurchase was elected.

                     PRICE RANGES OF THE CAPITAL SECURITIES

     The Capital Securities are not regularly traded on an established market. In addition, the trading volume of the Capital Securities has been very limited and there is currently no market for the Capital Securities. Accordingly, sales prices and trading volume are difficult to determine.

                              INDEPENDENT AUDITORS

     The financial statements and the related financial statement schedules incorporated in this Offer to Purchase by reference from the Company's Form 10-K/A, dated September 15, 1997, for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected historical consolidated financial and other data for the Company as of, and for each of the three years in the period ended, December 31, 1996, and as of, and for the six-month periods ended June 30, 1997 and 1996. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in the Company's Form 10-K/A dated September 15, 1997 for the year ended December 31, 1996 and the unaudited consolidated interim financial statements contained in the Company's Form 10-Q/A dated September 15, 1997 for the quarter ended June 30, 1997, including, in both cases, the notes thereto, incorporated by reference into the document. See "Additional Information" and "Incorporation of Certain Information by Reference."

     The following table also sets forth selected pro forma consolidated financial data of the Company as of, and for the periods ending, June 30, 1997 and 1996 and December 31, 1996, which give effect to (1) capital contributions made by the Company's parent necessary to effect the Tender Offer and (2) the Tender Offer, assuming 100% of the Capital Securities are purchased, as if such events had occurred as of June 30, 1997 (in the case of balance sheet data) and as of December 31, 1996 (in the case of statement of operations data, and other data). The following table does not give effect to the concurrent tender offers (the "Senior Notes Tender Offers") by the Company for $75,000,000 of the Company's 8% Senior Notes due 1999 and $75,000,000 of the Company's 9 1/2% Senior Notes due 2001 and the anticipated capital contributions that may be made by the Company's parent necessary to effect the Senior Notes Tender Offers.

     The Company is unable to predict the exact aggregate amount of the Capital Securities that may be tendered and accepted for payment in the Tender Offer. The Company believes that the assumptions made with respect to such events provide a reasonable basis on which to present the pro forma financial data. The unaudited pro forma consolidated financial and other data are provided for informational purposes only and should not be construed to be indicative of the Company's consolidated financial position or results of operations had such event been consummated on the dates assumed. The Company's actual consolidated financial position and results of operations in future periods will be affected by various factors, many of which are beyond its control. The pro forma statements do not, therefore, project the Company's financial position or results of operations for any future date or period. The unaudited pro forma consolidated financial and other data and accompanying notes should be read in conjunction with the consolidated financial statements and accompanying notes incorporated herein by reference.

                                                                       ACTUAL
                                          -----------------------------------------------------------------
                                               SIX MONTHS ENDED                     YEAR ENDED
                                                   JUNE 30,                        DECEMBER 31,
                                          --------------------------   ------------------------------------
                                           1997(4)           1996         1996         1995       1994(2)
                                          ----------      ----------   ----------   ----------   ----------
                                                 (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
OPERATING RESULTS
  Direct premiums
    written.............................  $  471,942      $  458,926   $  935,011   $  797,373   $  545,483
  Net premiums written..................     388,463         392,073      797,989      620,447      363,467
  Total revenues........................     421,025         370,096      783,411      627,458      369,587
  Income (loss) from continuing
    operations..........................     (36,788)         11,682          170       36,619       22,538
  Net income (loss).....................     (36,788)         11,682          170       33,995       23,188
  Net income (loss) available to common
    stockholders........................     (39,573)          8,897       (5,400)      28,425       22,306
PER SHARE
  Income (loss) from continuing
    operations..........................  $    (2.51)     $      .56   $     (.34)  $     1.86   $     1.38
  Net income (loss).....................       (2.51)            .56         (.34)        1.73         1.42
  Weighted average shares outstanding...      15,745          15,863       15,850       19,635       15,750
  Dividends paid........................  $      .18      $      .18   $      .36   $      .36   $      .36
GAAP COMBINED RATIO
  Loss ratio............................        90.1%           76.7%        80.0%        73.4%        70.4%
  Expense ratio.........................        25.3            20.9         22.4         21.6         22.0
                                          ----------      ----------   ----------   ----------   ----------
  Combined ratio........................       115.4%           97.6%       102.4%        95.0%        92.4%
                                          ----------      ----------   ----------   ----------   ----------
SELECTED INSURANCE COMPANY STATUTORY
  DATA(1)
  Loss ratio............................        90.0%           75.5%        79.4%        73.2%        70.8%
  Expense ratio.........................        24.2            21.5         22.1         21.5         21.7
                                          ----------      ----------   ----------   ----------   ----------
  Combined ratio........................       114.2%           97.0%       101.5%        94.7%        92.5%
                                          ----------      ----------   ----------   ----------   ----------
  Statutory net income (loss)...........  $  (22,730)     $   11,909   $    6,882   $   41,814   $   37,883(2)
  Statutory surplus.....................     273,714(5)      246,099      245,919      226,832      198,589
  Net premiums written to statutory
    surplus.............................         2.9x            2.9x         3.2x         2.7x         2.6x(3)

                                                         PRO FORMA
                                          ---------------------------------------
                                              SIX MONTHS ENDED
                                                  JUNE 30,            YEAR ENDED
                                          ------------------------   DECEMBER 31,
                                             1997           1996         1996
                                          ----------      --------   ------------
                                          (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
OPERATING RESULTS
  Direct premiums
    written.............................  $  471,942      $458,926     $935,011
  Net premiums written..................     388,463      392,073       797,989
  Total revenues........................     421,025      370,096       783,411
  Income (loss) from continuing
    operations..........................     (34,051)      11,682           170
  Net income (loss).....................     (34,051)      11,682           170
  Net income (loss) available to common
    stockholders........................     (36,836)       8,897        (5,400)
PER SHARE
  Income (loss) from continuing
    operations..........................  $    (2.34)     $   .56      $   (.34)
  Net income (loss).....................       (2.34)         .56          (.34)
  Weighted average shares outstanding...      15,745       15,863        15,850
  Dividends paid........................  $      .18      $   .18      $    .36
GAAP COMBINED RATIO
  Loss ratio............................        90.1%        76.7%         80.0%
  Expense ratio.........................        25.3         20.9          22.4
                                          ----------      --------     --------
  Combined ratio........................       115.4%        97.6%        102.4%
                                          ----------      --------     --------
SELECTED INSURANCE COMPANY STATUTORY
  DATA(1)
  Loss ratio............................        90.0%        75.5%         79.4%
  Expense ratio.........................        24.2         21.5          22.1%
                                          ----------      --------     --------
  Combined ratio........................       114.2%        97.0%        101.5%
                                          ----------      --------     --------
  Statutory net income (loss)...........  $  (22,730)     $11,909      $  6,882
  Statutory surplus.....................     273,714(5)   246,099       245,919
  Net premiums written to statutory
    surplus.............................         2.9x         2.9x          3.2x


FINANCIAL POSITION
  Cash and invested
    assets..............................  $  685,899(3) $  523,971   $  567,892   $  505,104   $  420,919
  Total assets..........................   1,484,437     1,296,286    1,356,799    1,241,679    1,152,123
  Short-term Debt.......................      26,000        21,000       44,000       16,000       21,000
  Notes payable.........................     150,714       150,743      150,760      150,807      150,812
  Total Liabilities.....................   1,211,185     1,067,268    1,141,408    1,006,832      956,864
  Company-Obligated Mandatory Redeemable
    Capital Securities of Subsidiary
    Trust...............................     100,000           --            --           --           --
  Stockholders' equity..................     173,252      229,018       215,391      234,847      195,259

                                                   AS OF JUNE 30, 1997
                                          --------------------------------------
                                            ACTUAL     ADJUSTMENTS   AS ADJUSTED
                                            ------     -----------   -----------
FINANCIAL POSITION
  Cash and invested
    assets..............................  $  685,899    $ (4,504)    $  681,395
  Total assets..........................   1,484,437       3,905      1,488,342
  Short-term Debt.......................      26,000          --         26,000
  Notes payable.........................     150,714          --        150,714
  Total Liabilities.....................   1,211,185      (4,210)     1,206,975
  Company-Obligated Mandatory Redeemable
    Capital Securities of Subsidiary
    Trust...............................     100,000    (100,000)            --
  Stockholders' equity..................     173,252     108,115        281,367

------------
(1) Combined ratio for 1994 is computed including the results of Bankers and Shippers Insurance Company ("Bankers and Shippers") for the period after the acquisition date of October 18, 1994.

(2) During October 1994, the Company acquired Bankers and Shippers for $153.2 million and the transaction was accounted for under the purchase method. The results of operations of Bankers and Shippers are included with the results of the Company from October 18, 1994. See Note B "Acquisition-Purchase of Bankers and Shippers" to the financial statements for the year ended December 31, 1996 included in the Form 10-K/A incorporated by reference for selected proforma operating results assuming the acquisition occurred on January 1, 1994. The net premiums written to statutory surplus and statutory net income includes the results of Bankers and Shippers for the full year 1994.

(3) Gives effect to February 10, 1997 issuance of the Capital Securities.

(4) The financial statements of the Company for the year ended December 31, 1996 and the six months ended June 30, 1997 include the effects of increases in loss and loss adjustment expenses payable of $12.5 million and $42.0 million, respectively, due to actual loss and loss adjustment expenses in excess of original expectations.

(5) During the first quarter of 1997, the Company contributed $50.0 million of capital in the form of certificates of contribution to its insurance subsidiaries.

                                 CAPITALIZATION

     The following table sets forth the unaudited historical capitalization of the Company as of June 30, 1997, and the unaudited pro forma capitalization of the Company as of June 30, 1997, after giving effect to (1) a capital contribution made by the Company's parent necessary to effect the Tender Offer and (2) the Tender Offer, assuming 100% of the Capital Securities are purchased. See "Selected Consolidated Financial Information." The pro forma information assumes that 100% of the Capital Securities are accepted for payment pursuant to the Tender Offer. The following table does not give effect to the Senior Notes Tender Offers or any capital contributions that may be made by Company's parent to effect the Senior Notes Tender Offers. The capitalization of the Company should be read in conjunction with the Company and consolidated subsidiaries financial statements, and notes thereto, and the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in the Company's Form 10-Q/A dated September 15, 1997 for the quarter ended June 30, 1997, which is incorporated by reference herein, and "Selected Consolidated Financial Information" included elsewhere herein. The following table gives no effect to the Senior Notes Tender Offers and the anticipated capital contributions that may be made by the Company's parent necessary to effect the Senior Notes Tender Offers.

                                                                      JUNE 30, 1997
                                                                --------------------------
                                                                  ACTUAL       AS ADJUSTED
                                                                  ------       -----------
                                                                      (IN THOUSANDS)
Short-Term Debt under Credit Facility.......................    $    26,000     $ 26,000
                                                                ===========     ========
Notes Payable:
  Promissory Note...........................................            814          814
  8% Senior Notes due 1999..................................         74,927       74,927
  9 1/2% Senior Notes due 2001..............................         74,973       74,973
                                                                -----------     --------
Total Notes Payable.........................................        150,714      150,714
                                                                -----------     --------
Company-obligated mandatorily redeemable capital securities
  of subsidiary trust holding solely Integon Corporation
  Junior Subordinated Deferrable Interest Debentures........    $   100,000           --
Stockholders Equity:
  Convertible Preferred Stock, $.01 par value, 1,437,000
     shares authorized, issued and outstanding..............             14           14
  Preferred Stock, $.01 par value per share, 562,500 shares
     authorized, issued and outstanding -- none.............             --           --
  Common Stock, $.01 par value per share, 35,000,000 shares
     authorized, 17,354,739 shares issued and outstanding...            173          173
  Class A Non-Voting Common Stock, $.01 par value per share,
     20,000,000 shares authorized...........................             --           --
  Additional paid-in capital................................        148,803      279,953
  Net unrealized depreciation of securities.................         (1,345)      (1,345)
  Retained earnings.........................................         63,428       40,393
  Treasury Stock, at cost 1,567,200 shares..................        (37,821)     (37,821)
                                                                -----------     --------
Total Stockholders' Equity..................................        173,252      281,367
                                                                -----------     --------
       Total Capitalization.................................    $   423,966     $432,081
                                                                ===========     ========

                                                                         ANNEX I

                         THE PROPOSED AMENDMENTS TO THE
                     10 3/4% JUNIOR SUBORDINATED INDENTURE

     Holders of Capital Securities who desire to accept the Tender Offer in respect of the 10 3/4% Capital Securities will be deemed to have consented to certain amendments to the Junior Subordinated Indenture under which the Junior Subordinated Debentures were issued, which Junior Subordinated Debentures support such 10 3/4% Capital Securities. The following is a summary of the Proposed Amendments to certain covenants and other provisions of the Junior Subordinated Indenture. Capitalized terms used herein without definition have the same meanings as set forth in the Junior Subordinated Indenture.

     If the Proposed Amendments become effective, provisions substantially in the form of the underlined clauses below will be added to the Junior Subordinated Indenture and the provisions substantially in the form of the italicized clauses below will be deleted from the Junior Subordinated Indenture. In addition, defined terms in the Junior Subordinated Indenture that are no longer used in such Indenture (as amended by the applicable Proposed Amendments) will be deleted from the Junior Subordinated Indenture and cross-references to provisions in the Indenture that have been deleted as a result of the applicable Proposed Amendments will be revised to reflect such deletions.

     The text of the Proposed Amendments described in this Annex I is illustrative of the text of the Proposed Amendments to the Junior Subordinated Indenture.

                                   ARTICLE II
                                 SECURITY FORMS

     SECTION 2.1. Form of Face of Initial Security.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR, (I) TO A PERSON WHO THE TRANSFEROR BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

                                                                      [CUSIP   ]

                              INTEGON CORPORATION
             __% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

NO.       $

     INTEGON CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value
received, hereby promises to pay to                , or registered assigns, the
principal sum of       Dollars on ____________,____[; provided that the Company
may, subject to certain conditions set forth in Section 3.14 of the Indenture, shorten the Stated Maturity of the principal of this Security to a date not earlier than ____________]. The Company further promises to pay interest on said
principal sum from                ,                or from the most recent
interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, [monthly] [quarterly] [semi-annually] [if applicable, insert (subject to deferral as set forth herein)] in arrears on [insert applicable Interest Payment Dates] of each year,
commencing                ,               , at the rate of      % per annum,
until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment [if applicable, insert and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the
rate of      % per annum, compounded [monthly] [quarterly] [semi-annually]]. The amount of interest [and Additional Interest, if any] payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee [if applicable, insert -- or the principal office of the Property Trustee under the Trust Agreement] is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the [insert definition of Regular Record Dates]. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.

     [If applicable, insert -- So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from
time to time, for up to               consecutive [monthly] [quarterly]
[semi-annual] interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security. [DELETE: provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the issuance of stock under any such Rights Plan in the future, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee with respect to this Security, (d) purchases of Common Stock related to the issuance of Common Stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, related to the issuance of Common Stock or rights under a dividend reinvestment or stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period and (e) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into Common Stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock).] Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall
exceed       consecutive [monthly] [quarterly] [semi-annual] periods or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral [if applicable, insert -- or, with respect to the Securities issued to a Trust, so long as such Securities are held by such Trust, prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities would be payable but for such deferral or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date.]]

     Payment of principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; [if applicable, insert -- ; provided, however, that at the option of the Company] payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer or direct deposit in immediately available funds at such place and to such account as may be designated in writing by the relevant Regular Record Date by the Person entitled thereto as specified in the Securities Register.]

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          INTEGON CORPORATION

                                          By:

                                            ------------------------------------
                                            [President or Vice President]

ATTEST:

---------------------------------------------------
[Secretary or Assistant Secretary]

     SECTION 2.2B Form of Face of Exchange Security and Registered Security.

INTEGON CORPORATION                                             [CUSIP         ]

             __% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

NO.     $

     INTEGON CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value
received, hereby promises to pay to               , or registered assigns, the
principal sum of               Dollars on ____________,____________[; provided
that the Company may, subject to certain conditions set forth in Section 3.14 of the Indenture, shorten the Stated Maturity of the principal of this Security to a date not earlier than ____________]. The Company further promises to pay
interest on said principal sum from                ,               or from the
most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for, [monthly] [quarterly] [semi - annually] [if applicable, insert -- (subject to deferral as set forth herein)] in arrears on [insert applicable Interest Payment Dates] of each year,
commencing               ,      for, at the rate of % per annum, until the
principal hereof shall have become due and payable [if applicable, insert -- , plus Additional Interest, if any] until the principal hereof is paid or duly provided for or made available for payment [if applicable, insert -- and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of
interest at the rate of      % per annum, compounded [monthly] [quarterly]
[semi-annually]]. The amount of interest [plus Additional Interest, if any,] payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee [if applicable, insert -- or the principal office of the Property Trustee under the Trust Agreement] is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the [insert definition of Regular Record Dates]. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.

     [If applicable, insert -- So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from
time to time, for up to               consecutive [monthly] [quarterly]
[semi-annual] interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security. [DELETE: provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the issuance of stock under any such Rights Plan in the future, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee with respect to this Security, (d) purchase of Common Stock related to the issuance of Common Stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period and (e) payments of accrued dividends (and in cash in lieu of fractional shares) upon conversion into Common Stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock).] Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed consecutive [months] [quarters] [semi-annual periods] or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on this Security would be payable but for such deferral [if applicable, insert -- or, with respect to the Securities issued to a Trust, so long as such Securities are held by such Trust, prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities would be payable but for such deferral or (ii) the date the

Administrative Trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date]].

     Payment of principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; [if applicable, insert -- ; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer or direct deposit in immediately available funds at such place and to such account as may be designated in writing by the relevant Regular Record Date by the Person entitled thereto as specified in the Securities Register.]

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     References is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                          INTEGON CORPORATION

                                          By:

                                            ------------------------------------
                                            [President or Vice President]

ATTEST:

---------------------------------------------------
[Secretary or Assistant Secretary]

     SECTION 2.3. Form of Reverse of Security.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of February 10, 1997 [ADD: , as amended by that certain First Supplemental Junior Subordinated
Indenture dated as of December   , 1997] (herein called the "Indenture"),
between the Company and First Union National Bank of North Carolina, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the

Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in
aggregate principal amount to $            .

     All terms used in this Security that are defined in the Indenture [if applicable, insert -- or in the Amended and Restated Trust Agreement, dated as
of                , as amended (the "Trust Agreement") among Integon
Corporation, as Depositor, and the Trustees named therein,] shall have the meanings assigned to them in the Indenture [if applicable, insert -- or the Trust Agreement, as the case may be].

     [If applicable, insert -- The Company may at any time, at its option, and subject to the terms and conditions of Article XII of the Indenture, redeem this Security in whole at any time or in part from time to time [if applicable,
insert -- on or after                at the following redemption prices
(expressed in percentages of principal amount thereof), together with accrued and unpaid interest, including Additional Interest, if any, up to but excluding the Redemption Date, if the redemption occurs during the relevant 12-month
period beginning             of the years indicated:

             YEAR               REDEMPTION PRICE                 YEAR               REDEMPTION PRICE
             ----               ----------------                 ----               ----------------


and thereafter at a redemption price equal to 100% of the principal amount
thereof] [if applicable, insert -- on or after       in any year commencing at a
redemption price equal to    % of the principal amount thereof] [if applicable,
insert -- including Additional Interest, if any] to but excluding the Redemption Date.]

     [If applicable, insert -- Upon the occurrence and during the continuation of a Tax Event [if applicable, insert description of other conditions], the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event, redeem this Security, in whole but not in part, subject to the provisions of Section 12.7 and the other provisions of Article XII of the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to but excluding the Redemption Date.]

     [If applicable, insert -- So long as no Event of Default has occurred and is continuing, if (i) the Trust is the Holder of all of the outstanding Securities of this series, and (ii) a Tax Event has occurred and is continuing in respect of such Securities, the Company shall pay to the Trust (or its permitted successor under the Trust Agreement) for so long as the Trust (or its permitted successor) is the registered holder of all of the Outstanding Securities of such series, together with any payment of principal of (or premium, if any) or interest (including any Additional Interest) on such Securities, such additional sums as may be necessary in order that the amount of Distributions (including any Additional Amounts (as defined in the Trust Agreement)) then payable by the Trust in respect of the Preferred Securities and Common Securities in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes arising from such Tax Events.]

     [If applicable, insert -- Upon the occurrence of a Change of Control, the Holder of this Security will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase in whole or in part this Security in the Indenture, to require the Company to repurchase in
whole or in part this Security at a repurchase price equal to    % of the
aggregate principal amount of this Security, plus accrued and unpaid interest, including Additional Interest, if any, to but excluding the Repurchase Date, as provided in, and subject to the terms of, the Indenture.]

     In the event of redemption [or repurchase] of this Security in part only, a new Security or Securities of this series for the unredeemed [or non repurchased] portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     [If applicable, insert description of covenants]

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series to be affected by such supplemental indenture [if the Securities of this series are issued to a Trust, insert -- ; provided that so long as any of the Preferred Securities issued by the Trust remain outstanding no such amendment shall be made that adversely affects the holders of such Preferred Securities in any material respect]. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of all series at the time Outstanding, on behalf of the Holders of all Securities of such series, [if the Securities of this series are issued to a Trust, insert -- and the holders of specified percentages in Liquidation Amount of Preferred Securities issued by the Trust, on behalf of all holders of Preferred Securities issued by the Trust,] to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     [If the Security is not a Discount Security, -- As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) [if the Securities of this series are issued to a Trust, insert - provided that, if upon an Event of Default, the Trustee or the Holders of not less than 25% in the principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee]; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.]

     [If the Security is a Discount Security, -- As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than such portion of the principal amount as may be specified in the terms of this series may declare an amount of principal of the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) [if the Securities of this series issued are to a Trust, insert -- provided that, if upon an Event of Default, the Trustee or the Holders of the requisite principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee. Such amount shall be equal to - insert formula for determining the amount.] Upon any such declaration, such amount of the principal of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.]

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration or transfer or exchange, but Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

   [If applicable, insert certification for transfers of Transfer Restricted
                                  Securities]

                                  ARTICLE III
                                 THE SECURITIES

     SECTION 3.11. Deferrals of Interest Payment Dates.

     If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for such period or periods as may be specified as contemplated by Section 3.1 (each, an "Extension Period") during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law) to the Persons in whose names that Securities are registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Extension Period; provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities of such series.

     [DELETE: provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payments of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the

Company that rank pari passu in all respects with or junior in interest to the securities of such series or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee rants pari passu with or junior in interest to the securities of such series (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the issuance of stock under any such Rights Plan in the future, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee with respect to such Security, (d) purchases of Common Stock related to the issuance of Common Stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, related to the issuance of Common Stock or rights under a dividend reinvestment or stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period and (e) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into Common Stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock).]

     Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period shall exceed the period or periods specified in such Securities or extend beyond the Stated Maturity of the principal of such Securities. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Holders of the Securities of such series and the Trustee written notice of its election to begin any such Extension Period at least one Business Day prior to the next succeeding Interest Payment Date on which interest on Securities of such series would be payable but for such deferral or, with respect to the Securities of a series issued to a Trust, so long as such Securities are held by such Trust, prior to the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities of such Trust would be payable but for such deferral or (ii) the date the Administrative Trustees of such Trust are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

     The Trustee shall promptly give notice, in the name and at the expense of the Company, of the Company's election to begin any such Extension Period to the holders of the Outstanding Preferred Securities.

                                  ARTICLE VII
               HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 7.4 Reports by Company.

     [ADD: So long as any of the Securities are outstanding, the Company shall not have any obligation to furnish any report, financial or otherwise, to the Trustee, Holders, or the Commission, except as may be required by the Trust Indenture Act or any written interpretation thereof or pronouncement relating thereto, published or distributed by the Commission.]

     [DELETE: The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to reply exclusively on Officers' Certificates).]

                                   ARTICLE X
                                   COVENANTS

     SECTION 10.7. Additional Covenants.

     [DELETE: The Company covenants and agrees with each Holder of Securities of each series that it shall not, and it shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock, or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interests to the Securities of such series or (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Securities of such series (other than (a) dividends or distributions in the Company's capital stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan or the issuance of stock under any such Rights Plan in the future, or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under the Guarantee with respect to the Preferred Securities relating to Securities of such Series,
(d) purchases of Common Stock related to the issuance of Common Stock or rights or options under any of the Company's benefit plans for its directors, officers, employees or other persons within the definition of "employee" for purposes of a registration of shares for an employee benefit plan of the Company, related to the issuance of Common Stock or rights under a dividend reinvestment or stock purchase plan, or related to the issuance of Common Stock (or securities convertible into or exchangeable for Common Stock) as consideration in an acquisition transaction), (e) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into Common Stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding in accordance with the terms of such stock), if at such time (x) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Securities of such series and (B) in respect of which the Company shall not have taken reasonable steps to cure, (y) if the Securities of such series are held by a Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities issued by such Trust or (z) the Company shall have given notice of its election to begin an Extension Period with respect to the Securities of such series as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.]

     The Company [DELETE: also] covenants with each Holder of Securities of a series issued to a Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate such Trust, except (a) in connection with a distribution of the Securities of such series to the holders of the Trust Securities of such Trust in liquidation of such Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause such Trust to remain classified as a grantor trust and not be taxable as a corporation for United States federal income tax purposes.

     SECTION 10.8 Limitation on Indebtedness.

     [ADD: Intentionally omitted.]

     [DELETE: If specified as contemplated by Section 2.1 or 3.1 with respect to the Securities of a particular series, unless and until the Company reaches Investment Grade Status, the Company and its Subsidiaries will not be permitted to Incur any Debt unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Ratio for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such

Debt, calculated on a pro forma basis as if such Debt had been Incurred at the beginning of such four full fiscal quarters, would be greater than 1.5 to 1 for the period ending on the first anniversary of the date of issuance of such Securities; 1.75 to 1 for the period from the first anniversary of the date of issuance of such Securities, and 2.0 to 1 thereafter; provided, however, that notwithstanding the foregoing limitations, the company may Incur Debt (x) of up to $75,000,000 under its Credit Facility or any renewal, extension, refinancing or refunding thereof and (y) of up to an amount equal to the aggregate principal amount of the Senior Notes to the extent Incurred in connection with the refunding or refinancing thereof, plus the amount of any premium required to be paid in connection therewith and the reasonable expenses incurred in connection therewith. For purposes of the foregoing, the consolidated Cash Flow Ratio for any period from January 1, 1997 to December 31, 1997, shall be calculated on an annualized basis as follows: (i) at any time prior to the Company's financial statements for the second fiscal quarter of 1997 being available, by annualizing the Company's first 1997 fiscal quarter; (ii) at any time after the Company's financial statements for the second fiscal quarter of 1997 are available and prior to the Company's financial statements for the third fiscal quarter of 1997 being available, by annualizing the Company's first and second 1997 fiscal quarters; (iii) at any time thereafter and prior to the Company's 1997 results being available, by annualizing the Company's first three 1997 fiscal quarters, and (iv) with respect to any Person acquired by the Company or a Subsidiary of the Company during such period, the Consolidated Cash Flow Ratio shall be calculated utilizing financial information with respect to such Person for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Debt.]

     Any questions regarding the terms of the Tender Offer and the Consent Solicitation may be directed to the Dealer Manager.

     The Dealer Manager for the Tender Offer and the Solicitation Agent for the Consent Solicitation is

                           MORGAN STANLEY DEAN WITTER

                           Liability Management Group
                          1585 Broadway, Second Floor
                            New York, New York 10036
                         Call Toll-free: (800) 624-1808

     Any questions or requests for assistance or additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and address listed below. A Holder may also contact such Holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Tender Offer.

                 The Information Agent for the Tender Offer is

                             D.F. KING & CO., INC.

                                77 Water Street
                            New York, New York 10005
                           Toll-free: (800) 290-6427
               Banks and brokers may call collect: (212) 269-5550

                     The Depositary for the Tender Offer is

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                  By Mail:                                   By Hand Delivery:
   First Chicago Trust Company of New York        First Chicago Trust Company of New York
             Tenders & Exchanges                            Tenders & Exchanges
                P.O. Box 2569                        c/o The Depository Trust Company
                 Suite 4660                                   55 Water Street
         Jersey City, NJ 07303-2569                               DTC TAD
                                                      Vietnam Veterans Memorial Plaza
                                                            New York, NY 10041

                             By Overnight Courier:

                    First Chicago Trust Company of New York
                              Tenders & Exchanges
                                 14 Wall Street
                                   8th Floor
                                 Suite 4680-INT
                               New York, NY 10005

           Facsimile Transmission                         For Confirmation and/or
      (For Eligible Institutions Only)                       Information Call
                201-222-4720                            --------------------------
                     or                                        800-438-0052
                201-222-4721